UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

________________________________________________

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 20, 2023

The Annual Meeting of Stockholders of Northern Technologies International Corporation, a Delaware corporation, will be held at our corporate executive offices located at 4201 Woodland Road, Circle Pines, Minnesota 55014, beginning at 11:00 a.m., Central Standard Time, on Friday, January 20, 2023, for the following purposes:

1.	To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement.

3.	To ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023.

4.	To approve an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers of NTIC as permitted by recent amendments to Delaware law.

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only those stockholders of record at the close of business on November 22, 2022 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at our corporate offices beginning January 10, 2023 during normal business hours for examination by any stockholder registered on NTIC’s stock ledger as of the record date, November 22, 2022, for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

Matthew C. Wolsfeld
Corporate Secretary

December 5, 2022

Circle Pines, Minnesota

Important: Whether or not you expect to attend the meeting in person, please vote by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted. A prompt response is helpful and your cooperation is appreciated.

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Compensation Committee	37
Nominating and Corporate Governance Committee	38
Director Nominations Process	39
Board Diversity Matrix	41
Board Oversight of Risk	41
Code of Ethics	42
No Political Contributions	42
Policy Regarding Director Attendance at Annual Meetings of Stockholders	42
Complaint Procedures	43
Stockholder Engagement	43
Process Regarding Stockholder Communications with Board of Directors	44
DIRECTOR COMPENSATION	45
Summary of Cash and Other Compensation	45
Non-Employee Director Compensation Program	46
Consulting Agreement	47
EXECUTIVE COMPENSATION	48
Compensation Review	48
Summary of Cash and Other Compensation	58
Outstanding Equity Awards at Fiscal Year End	59
Stock Incentive Plans	59
Post-Termination Severance and Change in Control Arrangements	61
Compensation Committee Interlocks and Insider Participation	63
RELATED PERSON RELATIONSHIPS AND TRANSACTIONS	64
Introduction	64
Procedures Regarding Approval of Related Party Transactions	64
Description of Related Party Transactions	65
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS	66
COPIES OF FISCAL 2022 ANNUAL REPORT	66

INTERNET AVAILABILITY OF PROXY MATERIALS

Instead of mailing a printed copy of our proxy materials, including our Annual Report to Stockholders, to each stockholder of record, we have provided access to these materials in a fast and efficient manner via the Internet. We believe that this process expedites your receipt of our proxy materials, lowers the costs of our Annual Meeting and reduces the environmental impact of our meeting. On or about December 5, 2022, we expect to begin mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of November 22, 2022 and post our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials (www.proxyvote.com). As more fully described in the Notice of Internet Availability of Proxy Materials, stockholders may choose to access our proxy materials at www.proxyvote.com or may request proxy materials in printed or electronic form. In addition, the Notice of Internet Availability of Proxy Materials and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

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PROXY STATEMENT SUMMARY

This executive summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our Fiscal 2022 Annual Report to Stockholders before voting.

2023 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Proposal	Board’s Vote Recommendation	Page
	Proposal No. 1: Election of directors	FOR	17
Friday, January 20, 2023 11:00 a.m. (Central Time)	Proposal No. 2: Advisory vote on executive compensation	FOR	22
LOCATION	Proposal No. 3: Ratification of appointment of independent registered public accounting firm	FOR	24
4201 Woodland Road Circle Pines, MN 55014 RECORD DATE	Proposal No. 4: Approval of an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers of NTIC as permitted by recent amendments to Delaware law	FOR	26
November 22, 2022

Holders of record of our common stock at the close of business on November 22, 2022 are entitled to notice of, to attend, and to vote at the 2023 Annual Meeting of Stockholders or any continuation, postponement, or adjournment thereof.

On or about December 5, 2022, we expect to begin mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of November 22, 2022 and post our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials (www.proxyvote.com).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2023

This proxy statement and our Fiscal 2022 Annual Report to Stockholders are available on the Internet, free of charge, at www.proxyvote.com. On this website, you will be able to access this proxy statement, our Fiscal 2022 Annual Report to Stockholders, and any amendments or supplements to these materials that are required to be furnished to stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

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FISCAL 2022 BUSINESS HIGHLIGHTS

Below are highlights of our financial, operational and strategic achievements during fiscal 2022.

Financial

Net Sales

Our net sales increased 31.3% to a record $74,159,000 during fiscal 2022 compared to fiscal 2021 primarily due to sales growth within our ZERUST® industrial and Natur-Tec product categories, as a result of higher global demand and the recovery from the COVID-19 pandemic.

Research and Development

We increased research and development spending by 8.5% in fiscal 2022 compared to fiscal 2021 in order to increase personnel and development efforts, which will allow us to continue growing and adapting our product offerings.

Quarterly Cash Dividends	We paid a quarterly cash dividend of $0.07 per share during each quarter of fiscal 2022.

Operational

16 Joint Ventures	Our 16 joint ventures provide us with access to global markets with an annual global market potential estimated at $500 million.
10 Operating Subsidiaries	We maintain 10 wholly or majority-owned operating subsidiaries in North America, South America, Europe and Asia.
Over 60 Countries	Our network of joint ventures and subsidiaries allows us to operate in over 60 countries worldwide, allowing us reach customers globally.

Strategic

Industrial Manufacturing Industry

ZERUST® rust and corrosion inhibiting packaging solutions resolve corrosion problems while reducing operating costs, increasing productivity and enhancing customer satisfaction.  During fiscal 2022, ZERUST® industrial sales increased by 28.8% compared to fiscal 2021 as a result of increased demand.

Oil and Gas Industry

Our global network of trained corrosion management professionals and channel partners help us develop specialized corrosion mitigation solutions for the oil and gas industry, provide local support, and conduct client training. ZERUST® oil and gas net sales increased 21.5% during fiscal 2022 compared to fiscal 2021 primarily as a result of new opportunities with new customers.

Bioplastics Industry	Our Natur-Tec® biobased and compostable plastics are manufactured using NTIC’s patented and/or proprietary technologies and are intended to replace conventional plastics and thereby reduce our customers’ carbon footprint and provide environmentally sound waste disposal options. Sales of our Natur-Tec® products increased by 68.2% during fiscal 2022 compared to fiscal 2021 due to re-opening initiatives and government regulation related to disposable plastics.

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CORPORATE GOVERNANCE HIGHLIGHTS

✓ Annual election of directors	✓ Recent Board refreshment efforts
✓ Majority of independent directors	✓ 100% Board meeting attendance by directors
✓ Independent Board Chairman	✓ No poison pill
✓ Three fully independent Board committees	✓ Annual say-on-pay vote
✓ Corporate governance guidelines	✓ Robust clawback policy
✓ Annual review of governance documents	✓ No guaranteed bonuses or significant perks
✓ Stock ownership guidelines for executive officers and directors	✓ Limits on board memberships held

STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive stockholder engagement program. The Board of Directors values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for Board discussions throughout the year. Some of the actions we have taken in response to feedback from proxy advisory firms and stockholders over the last several years are described below.

What We Heard	What We Did
Encourage Board refreshment	We added two new members to the Board of Directors in October 2019 and have nominated Cristina Pinho for election at the 2023 Annual Meeting of Stockholders.
Increase Board gender diversity	We added Nancy E. Calderon and Sarah E. Kemp to the Board of Directors, updated our Nominating and Corporate Governance Committee Charter to include responsibility for making recommendations to the Board regarding director diversity, and nominated Cristina Pinho for election at the 2023 Annual Meeting of Stockholders.
Increase stockholder influence over director elections	We adopted a “plurality plus” vote standard for uncontested director elections, with a director resignation policy, instead of a simple plurality vote standard.
Align long-term incentives	We extended the vesting of our annual stock option grants to three-year vesting in response to a concern raised by one of our institutional stockholders.
Increase visibility of Environmental, Social and Governance (“ESG”) principles	We adopted a Health, Safety and Environment Policy as well as a Human Rights Policy to formalize our approach and further our goals with respect to these matters, as described below. We have also added an ESG section to our investor relations website to increase visibility.
Ensure the recovery of incentive compensation based on incorrect calculations that resulted in a financial restatement or egregious behavior	We adopted a robust clawback policy which applies to not only financial restatements but also if an executive engages in egregious conduct that is substantially detrimental to NTIC.
Align the interests of executive officers and directors with those of stockholders	We adopted stock ownership guidelines applicable to our executive officers and directors to ensure that their interests would be closely aligned with those of our stockholders.

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BOARD OF DIRECTORS COMPOSITION AND DIVERSITY

The Board of Directors understands the importance of adding diverse, experienced talent to the Board of Directors in order to establish an array of experience and strategic views. The Nominating and Corporate Governance Committee is committed to refreshment efforts to ensure that the composition of the Board of Directors and each of its committees encompasses a wide range of perspectives and knowledge.

All of our Board nominees collectively bring tremendous diversity to the Board. Each nominee is a strategic thinker and has varying, specialized experience in the areas relevant to NTIC and its businesses. Moreover, their collective experience covers a wide range of geographies and industries, and roles in academia, corporate governance and government. The eight director nominees range in age from 55 to 74; three of the eight director nominees are women; two are of Asian descent; one is of African descent; one is a citizen of Brazil, one is a citizen of the Republic of Korea and one is a citizen of Germany.

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BOARD OF DIRECTORS NOMINEES

Below are the director nominees for election by stockholders at the 2023 Annual Meeting of Stockholders for a one-year term. With the exception of Cristina Pinho, all director nominees are current directors and attended 100% of all Board meetings and 100% of the sum of all meetings of the Board of Directors and its committees, as applicable.

Director	Age	Serving Since	Independent
Nancy E. Calderon	63	2019	Yes
Sarah E. Kemp	56	2019	Yes
Sunggyu Lee, Ph.D.	70	2004	Yes
G. Patrick Lynch	55	2004	No
Ramani Narayan, Ph.D.	73	2004	No
Richard J. Nigon	74	2010	Yes
Cristina Pinho	64	—	Yes
Konstantin von Falkenhausen	55	2012	Yes

The Board of Directors recommends a vote “FOR” each of these nominees.

COMMITTEE COMPOSITION

The Board of Directors maintains a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each comprised of the following directors:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nancy E. Calderon	●		●
Sarah E. Kemp			●
Sunggyu Lee, Ph.D.		●
G. Patrick Lynch
Ramani Narayan, Ph.D.
Richard J. Nigon	●	●	●
Konstantin von Falkenhausen	●	●

KEY QUALIFICATIONS

The following are some key qualifications, skills and experiences of our director nominees.

Director	Leadership/ Management	Financial Expertise	International Experience	Prior Board Experience	Government Experience	Bioplastics Industry Experience
Nancy E. Calderon	●	●	●	●
Sarah E. Kemp	●		●	●	●
Sunggyu Lee, Ph.D.	●		●
G. Patrick Lynch	●		●
Ramani Narayan, Ph.D.	●		●		●	●
Richard J. Nigon	●	●		●
Cristina Pinho	●		●	●	●
Konstantin von Falkenhausen	●	●	●

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EXECUTIVE COMPENSATION PHILOSOPHY

Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward qualified and talented executives who will enable us to grow our business, achieve our annual, long-term and strategic goals and drive long-term stockholder value.

The following core principles provide a framework for our executive compensation program:

•	Align interests of our executives with stockholder interests;

•	Integrate compensation with our business plans and strategic goals;

•	Link amount of compensation to both company and individual performance; and

•	Provide fair and competitive compensation opportunities that attract and retain executives.

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our stockholders.

What we do:	What we don’t do:
• Emphasize pay for performance	• No guaranteed salary increases or bonuses
• Structure our executive compensation so a significant portion of pay is at risk	• No repricing of stock options unless approved by stockholders
• Structure our executive compensation so a significant portion is paid in equity	• No pledging of NTIC securities, unless certain criteria are met
• Maintain competitive pay packages	• No hedging of NTIC securities
• Maintain robust clawback policy	• No excessive perquisites
• Hold an annual say-on-pay vote	• No tax gross-ups
• Maintain stock ownership guidelines

HOW WE PAY

Our executive compensation program consists of the following principal elements:

•	Base salary – a fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.

•	Annual incentive – a variable, short-term element that is typically payable in cash and is based on a corporate profitability goal and individual performance goals.

•	Long-term incentive – a variable, long-term element that is provided in stock options.

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FISCAL 2022 EXECUTIVE COMPENSATION ACTIONS

Fiscal 2022 compensation actions and incentive plan outcomes based on performance are summarized below:

Element	Key Fiscal 2022 Actions
Base Salary	Our executives received base salary increases at the start of fiscal 2022 of 8.0%.
Annual Incentive	Our executives received annual bonuses based primarily on Adjusted EBITOI (earnings before interest, taxes, and other income, as adjusted to take into account amounts paid under bonus plan and other adjustments), in amounts representing 86.5% of their base salaries. A portion of the annual incentive earned for fiscal 2022 was paid in the form of stock option grants made at the beginning of fiscal 2022.
Long-Term Incentive	Our executives received stock option grants on September 1, 2021, which vest annually over a three-year period. The fiscal 2022 stock option grants were intended as partial payout of the fiscal 2022 annual bonus program.
Health and Welfare Benefits	No significant changes were made.
Retirement Plans	No significant changes were made.
Perquisites	No significant changes were made.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing our stockholders with an advisory vote on our executive compensation, commonly known as a “say-on-pay” vote. We last submitted a say-on-pay proposal to our shareholders at our 2022 Annual Meeting of Stockholders held on January 21, 2022. At that meeting, approximately 99% of the votes cast by our stockholders were in favor of our say-on-pay vote.

The Board of Directors recommends a vote “FOR” the approval of our say-on-pay proposal.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although stockholder ratification is not required, the appointment of Baker Tilly US, LLP as NTIC’s independent registered public accounting firm for fiscal 2023 is being submitted for ratification at the 2023 Annual Meeting of Stockholders as a matter of good corporate governance.

The Board of Directors recommends a vote “FOR” the ratification of Baker Tilly US, LLP as NTIC’s independent registered public accounting firm.

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APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO LIMIT OFFICER LIABILITY

The State of Delaware, which is NTIC’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances. The Board of Directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. Accordingly, the Board of Directors determined that it is advisable and in the best interests of NTIC and our stockholders to amend the current exculpation and liability provisions in Article IX of our Restated Certificate of Incorporation, as amended, to extend exculpation protection to our officers in addition to our directors.

The Board of Directors recommends a vote “FOR” the proposal to approve an amendment to our Restated Certificate of Incorporation to limit the liability of officers.

2024 ANNUAL MEETING OF STOCKHOLDERS

We anticipate that our 2024 Annual Meeting of Stockholders will be held on or about Friday, January 19, 2024.

The following are important dates in connection with our 2024 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended	No later than August 7, 2023
Nomination of a Candidate Pursuant to our Bylaws	Between September 22, 2023 and October 22, 2023
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between September 22, 2023 and October 22, 2023

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OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES

ESG APPROACH AND MISSION

At NTIC, we are committed to creating a more sustainable future. We convert unique, environmentally beneficial materials science into value-added products and services for industrial and consumer applications. Our research and development teams deliver innovative technologies and products that address climate change, use renewable materials, and enable sustainable waste management. We do this while maintaining the highest performance and processability.

ESG COMMITMENTS

Environmental: We are committed to operating in an environmentally responsible manner, as set forth in our Policy Statement on Health, Safety and Environment, in order to reduce our impact on climate change, conserve natural resources and operate in compliance with environmental regulations.

Social: We are committed to being a socially responsible employer by prioritizing health and safety, as set forth in our Policy Statement on Health, Safety and Environment, and fostering an environment of diversity and inclusion across our business, as set forth in our Human Rights Policy.

Governance: We are committed to building a culture dedicated to ethical business behavior and responsible corporate activity, as set forth in our Code of Ethics. We believe strong corporate governance is the foundation to delivering on our commitments.

ESG INITIATIVES

✓	We utilize electricity generated by 100% renewable sources for all NTIC facilities in the United States.
✓	We develop technologies that support green manufacturing processes and environmental production.
✓	Our corrosion management solutions are used for product packaging, rust prevention, and rust removers to reduce the impact manufacturing has on the environment by preserving metal assets, reducing waste and energy required to make new items, aiding in the refurbishing and remanufacturing of used metal items, preventing waste by enabling the recycling of rusted metal items, providing alternative solutions from the use of oil and solvents to protect metal assets, and offering recyclable and compostable products.
✓	Our oil and gas products reduce the environmental impact of the oil and gas industry by reducing the waste of metal assets and fossil fuels, preventing spillage and leaks, and extending the service life of metal assets.
✓	Our oil and gas solutions are designed to meet stringent Environmental Protection Agency regulations.
✓	Our Natur-Tec® bioplastics business supports the sustainability goals of people and companies by enabling users to reduce their carbon footprint, offering high-quality certified bio-based and 100% compostable resins and products, and researching new technologies to improve sustainable product choices.
✓	Our Board of directors and executive leadership team is committed to building a diverse and inclusive workforce and is committed to equal opportunity in regard to all hiring decisions, including the hiring/promoting of management positions and Board of Director appointments.

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✓	Our efforts to diversify its workforce have resulted in a workforce that is comprised of 41% female employees and 27% racially or ethnically diverse employees and a management team that is comprised of 40% female leaders and 23% racially or ethnically diverse leaders.
✓	We believe that sustainability means being a responsible and ethical corporate citizen, and we support employees as they give back to the communities in which they live and work by engaging in efforts to strengthen community relationships and foster employee engagement.

HEALTH, SAFETY AND ENVIRONMENT

Health, safety and environment are the cornerstone of NTIC. We are in the business of converting unique, environmentally beneficial materials science into value added products and services for industrial and consumer applications. We believe that we are responsible to our worldwide customers, our people, our communities and our stockholders, and we take these responsibilities seriously. We are dedicated to investing in the future of the planet and our people and we intend to continue to invest in health, safety and environmental protection and improvements in a timely manner consistent with available technology.

We are guided by our Policy Statement on Health, Safety and Environment, which describes our health, safety and environmental objectives, including ensuring that all activities across the value chain are conducted in a manner consistent with our quality management standard and health, safety and environmental programs, ensuring that business activities are conducted to prevent harm and protect health and safety, and developing, manufacturing, distributing and marketing products and services with full regard for health, safety and environmental aspects. To accomplish these objectives, we intend to establish targets within our quality management standard and health, safety and environmental programs to measure progress and ensure continuous improvement, provide safe and healthy workplaces for our employees and contractors, and provide continued training to enable employees to meet their responsibility to contribute to compliance with our health, safety and environmental objectives.

DIVERSITY AND INCLUSION; CODE OF ETHICS

Diversity and inclusion are embedded in our values and integrated into our strategies. Our Human Rights Policy was designed to align with the United Nations Global Compact and core elements of the United Nations Universal Declaration of Human Rights. We are committed to providing an environment free of discrimination and harassment, where all individuals are treated with respect and dignity, can contribute fully, and have equal opportunities. We have worked to build a diverse and inclusive workforce and are committed to equal opportunity. We invest in building diverse talent pools and provide training to improve skills where appropriate. We uphold and support the right to equal treatment without discrimination or harassment, as reflected in our Equal Opportunity, Non-Discrimination, and Anti-Harassment Policy.

The Board of Directors has adopted a Code of Ethics, which applies to all of our directors, executive officers, including our Chief Executive Officer and Chief Financial Officer, and employees.

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4201 Woodland Road, Circle Pines, Minnesota 55014

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

January 20, 2023

The Board of Directors of Northern Technologies International Corporation is soliciting your proxy for use at the 2023 Annual Meeting of Stockholders to be held on Friday, January 20, 2023. The Board of Directors expects to make available to our stockholders beginning on or about December 5, 2022 the Notice of Annual Meeting of Stockholders, this proxy statement and a form of proxy on the Internet or will mail these materials to stockholders of NTIC upon their request.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Date, Time, Place and Purposes of Meeting

The Annual Meeting of Stockholders of Northern Technologies International Corporation (sometimes referred to as “NTIC,” “we,” “our” or “us” in this proxy statement) will be held on Friday, January 20, 2023, at 11:00 a.m., Central Standard Time, at the principal executive offices of Northern Technologies International Corporation located at 4201 Woodland Road, Circle Pines, Minnesota 55014, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Who Can Vote

Stockholders of record at the close of business on November 22, 2022 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting. As of that date, there were 9,366,357 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee.

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If you are a registered stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•	Vote by Internet, by going to the website address www.proxyvote.com and following the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

•	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided if you received a paper copy of these proxy materials.

If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Standard Time (10:59 p.m., Central Standard Time), on the day before the date of the Annual Meeting or any adjournments thereof. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on your options for voting.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on.

For Proposal One—Election of Directors, you may:

•	Vote FOR all eight nominees for director,

•	WITHHOLD your vote from all eight nominees for director or

•	WITHHOLD your vote from one or more of the eight nominees for director.

For each of the other proposals, you may:

•	Vote FOR the proposal,

•	Vote AGAINST the proposal or

•	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all eight of the nominees for election to the Board of Directors in Proposal One—Election of Directors and FOR each of the other proposals.

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How Does the Board Recommend that You Vote

The Board of Directors unanimously recommends that you vote:

•	FOR all eight of the nominees for election to the Board of Directors in Proposal One—Election of Directors;

•	FOR Proposal Two—Advisory Vote on Executive Compensation;

•	FOR Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm; and

•	FOR Proposal Four—Approval of Amendment to NTIC’s Restated Certificate of Incorporation to limit the liability of certain officers of NTIC as permitted by recent amendments to Delaware law.

How You May Change Your Vote or Revoke Your Proxy

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

•	Sending written notice of your revocation to our Corporate Secretary; or

•	Attending the Annual Meeting and voting by ballot.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority (4,683,179 shares) of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock represented by proxies marked “For,” “Against,” “Abstain” or “Withheld” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

Proposal One—Election of Directors will be decided by the affirmative vote of a plurality of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. A “plurality” for Proposal One means the individuals who receive the greatest number of votes cast “For” are elected as directors. However, under our Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election by stockholders present in person or by proxy at the Annual Meeting and entitled to vote in the election of directors is required to tender a written offer to resign from the Board of Directors within five business days of the certification of the stockholder vote by the Inspector of Elections.

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Proposal Two—Advisory Vote on Executive Compensation will be decided by the affirmative vote of a majority of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Although this is a non-binding, advisory vote, the Compensation Committee and Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm will be decided by the affirmative vote of a majority of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Proposal Four—Approval of Amendment to NTIC’s Restated Certificate of Incorporation will be decided by the affirmative vote of a majority of shares of our common stock outstanding as of the record date for the Annual Meeting.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One—Election of Directors, Proposal Two—Advisory Vote on Executive Compensation and Proposal Three—Approval of Amendment to NTIC’s Restated Certificate of Incorporation are not “routine” matters. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretion and may not vote your shares on any of these two proposals. This is called a “broker non-vote,” and although your shares will be considered to be represented by proxy at the meeting, they will not be considered to be shares “entitled to vote” or “votes cast” at the meeting and will not be counted as having been voted on the applicable proposal. Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm is a “routine” matter, and, as such, your broker is permitted to exercise its discretion to vote your shares for or against the proposals in the absence of your instruction.

Proposal	Votes Required	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes
Proposal One: Election of Directors	Plurality of the votes cast. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.(1)	Votes withheld will have no effect, unless there are more votes withheld than “FOR” votes.(1)	Broker non-votes will have no effect.
Proposal Two: Advisory Vote on Executive Compensation	Affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.
Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Four: Approval of Amendment to NTIC’s Restated Certificate of Incorporation	Affirmative vote of a majority of shares of our common stock outstanding as of the record date for the Annual Meeting.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have the effect of a vote against the proposal.

(1)	Under our Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election by stockholders present in person or by proxy at the Annual Meeting and entitled to vote in the election of directors is required to tender a written offer to resign from the Board of Directors within five business days of the certification of the stockholder vote by the Inspector of Elections.

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Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Procedures at the Annual Meeting

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only matters brought before the Annual Meeting in accordance with our Bylaws will be considered. Only a natural person present at the Annual Meeting who is either one of our stockholders, or is acting on behalf of one of our stockholders, may make a motion or second a motion. A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly-authorized representative of the stockholder on whose behalf the person purports to act.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and the Notice of Internet Availability of Proxy Materials. This means that only one copy of this proxy statement, our Annual Report to Stockholders or the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in each household, unless contrary instructions have been given. We will promptly deliver a separate copy of any of these documents to any stockholder upon written or oral request to our Stockholder Information Department, Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, Minnesota 55014, telephone: (763) 225-6637. Any stockholder who wants to receive separate copies of this proxy statement, our Annual Report to Stockholders or the Notice of Internet Availability of Proxy Materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee record holder, or the stockholder may contact us at the above address and telephone number.

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Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly, electronic availability and mailing of proxies and soliciting material, as well as the cost of making available or forwarding this material to the beneficial owners of our common stock, will be borne by NTIC. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile or personal conversation. We may reimburse brokerage firms and others for expenses in making available or forwarding solicitation materials to the beneficial owners of our common stock.

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PROPOSAL ONE—ELECTION OF DIRECTORS

________________

Number of Directors

Our Bylaws provide that the Board of Directors will consist of that number of directors as may be determined by the Board of Directors or by the stockholders at an annual meeting. The Board of Directors has fixed the number of directors at eight, effective as of the date of the Annual Meeting.

Nominees for Director

The Board of Directors has nominated the following eight individuals to serve as our directors until the next annual meeting of stockholders or until their successors are elected and qualified. With the exception of Cristina Pinho, all nominees named below are current members of the Board of Directors.

• Nancy E. Calderon	• Ramani Narayan, Ph.D.
• Sarah E. Kemp	• Richard J. Nigon
• Sunggyu Lee, Ph.D.	• Cristina Pinho
• G. Patrick Lynch	• Konstantin von Falkenhausen

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is eight. If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information about Current Directors and Board Nominees

The following table sets forth as of November 30, 2022 the name, age and principal occupation of each current director and each individual who has been nominated by the Board of Directors to serve as a director of NTIC, as well as how long each individual has served as a director of NTIC.

Name	Age	Principal Occupation	Director Since
Nancy E. Calderon(1)(2)	63	Former Partner of KPMG LLP	2019
Sarah E. Kemp(2)	56	Vice President, International Government Affairs of Intel Corporation	2019
Sunggyu Lee, Ph.D.(3)	70	Chief Technologist of Chemtech Innovators LLC	2004
G. Patrick Lynch	55	President and Chief Executive Officer of NTIC	2004
Ramani Narayan, Ph.D.	73	Distinguished Professor in Department of Chemical Engineering & Materials Science at Michigan State University	2004
Richard J. Nigon(1)(2)(3)	74	Senior Vice President of Cedar Point Capital, Inc.	2010
Cristina Pinho	64	Chair of the Board of Instituto Luísa Pinho Sartori	—
Konstantin von Falkenhausen(1)(3)	55	Partner of B Capital Partners AG	2012

(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee

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Additional Information about Current Directors and Board Nominees

The following paragraphs provide information about each current director and nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of NTIC; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each director and nominee also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nancy E. Calderon has been a director of NTIC since October 2019. Ms. Calderon is a CPA and retired from KPMG LLP in September 2019 after a distinguished 33-year career. Until her retirement, Nancy served as Global Lead Partner for a Fortune 40 Technology company, managing a global team of over 500 professionals in more than 50 countries, a position she held since July 2012, senior partner of KPMG’s Board Leadership Center from its inception in 2015, and as a director of KPMG’s Global Delivery Center in India and its related holding companies since September 2011. Previously, she was KPMG’s Americas Chief Administrative Officer and U.S. National Partner in Charge, Operations from July 2008 to June 2012. Ms. Calderon has sat on a number of KPMG committees, including the Americas Region Management Committee, Enterprise Risk Management, Privacy, Pension Steering and Investment, Social Media and Knowledge Management. She currently serves on the boards of directors of Arcimoto, Inc. and Belden Inc. We believe Ms. Calderon’s qualifications to sit on the Board of Directors include her extensive financial accounting experience with KPMG and her current and prior experience on boards of directors, including, in particular, her experience serving on the audit committees of Arcimoto, Inc.; Belden, Inc.; KPMG’s Global Delivery Center; Women Corporate Directors Foundation and the New York YMCA. Ms. Calderon received a Bachelor of Science from UC Berkeley’s Haas Business School and a Master of Science from Golden Gate University.

Sarah E. Kemp has been a director of NTIC since October 2019. Ms. Kemp is Vice President, International Government Affairs for Intel Corporation. Before joining Intel Corporation in February 2022, Ms. Kemp was the Associate Vice President for Organon, a global biopharmaceutical company where she lead Global Women’s Health Policy and ESG, a position she served since April 2021. Prior to Organon, Ms. Kemp lead Merck’s Policy Communication and Population Health organization responsible for emerging markets from November 2020 to April 2021. Prior to this role, she was the Executive Director, Public Policy and Commercial Strategies for China and the Asia Pacific from July 2019 to October 2020. Before joining Merck, Ms. Kemp was the Deputy Under Secretary, for the International Trade Administration at the U.S. Department of Commerce in Washington, D.C., from February 2017 to July 2019. In this role, she oversaw a $485 million annual budget and 2,100 trade and investment professionals based in 108 US cites and 76 markets around the world. Prior to her time in D.C., she was the Minister Counselor for Commercial Affairs at the U.S. Embassy in Beijing, overseeing the U.S. Department of Commerce’s trade promotion and trade policy activities in its operations in Beijing, Chengdu, Shanghai, Wuhan, Shenyang and Guangzhou. In this capacity, she was a key advisor to the Ambassador and advised U.S. CEOs—from fortune 500 companies to SME’s—on China business strategy, market access, export promotion, anti-dumping / countervailing duty cases, intellectual property protection and export controls. As a career Foreign Commercial Service Officer, she served as the Country Manager in China and Vietnam, and had multiple postings in Beijing, Hong Kong and Bangkok. Ms. Kemp joined Commerce as a Presidential Management Fellow. Ms. Kemp served on the board of directors of the Concordia International School in Hanoi, Vietnam, an international day school offering preschool through high school education, from 2012-2014 and was the Co-Chair of Women Corporate Directors in Vietnam from 2011-2014 and in Beijing from 2009-2011. Ms. Kemp is currently a member of the World Economic Forum’s Global Future Council on China. We believe Ms. Kemp’s qualifications to sit on the Board of Directors include her extensive knowledge and experience in international commerce, particularly with regard to Asia Pacific and Greater China, her prior board experience and her in depth experience in international and public affairs. Ms. Kemp received her Master of Business Administration from the Chinese University of Hong Kong, her Master of Public Administration from Columbia University and her Bachelor of Arts in Physiological–Anthropology from Hamilton College.

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Sunggyu Lee, Ph.D. has been a director of NTIC since January 2004. Dr. Lee is Chief Technologist, Chemtech Innovators LLC, Akron, Ohio. Previously, he held positions of Russ Ohio Research Scholar and Professor of Chemical and Biomolecular Engineering, Ohio University, Athens, Ohio from 2010 to 2020, Professor of Chemical and Biological Engineering, Missouri University of Science and Technology, Rolla, Missouri from 2005 to 2010, C.W. LaPierre Professor and Chairman of Chemical Engineering at University of Missouri-Columbia from 1997 to 2005, and Robert Iredell Professor and Head of Chemical Engineering Department at the University of Akron, Akron, Ohio from 1988 to 1996. He has authored 12 books and over 550 archival publications and received 35 U.S. patents in a variety of chemical and polymer processes and products. He is currently serving as Editor of Encyclopedia of Chemical Processing, Taylor & Francis, New York, New York and also as Book Series Editor of Green Chemistry and Chemical Engineering, CRC Press, Boca Raton, Florida. Throughout his career, he has served as consultant and technical advisor to a number of national and international companies in the fields of polymers, petrochemicals and energy. He received his Ph.D. from Case Western Reserve University, Cleveland, Ohio in 1980. We believe Dr. Lee’s qualifications to sit on the Board of Directors include his significant technical and industrial expertise with chemical and polymer processes and products. Such expertise is particularly helpful with respect to assessing and operating NTIC’s ZERUST® industrial business.

G. Patrick Lynch, an employee of NTIC since 1995, has been President since July 2005 and Chief Executive Officer since January 2006 and was appointed a director of NTIC in February 2004. Mr. Lynch served as President of North American Operations of NTIC from May 2004 to July 2005. Prior to May 2004, Mr. Lynch held various positions with NTIC, including Vice President of Strategic Planning, Corporate Secretary and Project Manager. Mr. Lynch is also an officer and director of Inter Alia Holding Company, which is a significant stockholder of NTIC. Prior to joining NTIC, Mr. Lynch held positions in sales management for Fuji Electric Co., Ltd. in Tokyo, Japan, and programming project management for BMW AG in Munich, Germany. Mr. Lynch received a Master of Business Administration degree from the University of Michigan Ross School of Business. We believe Mr. Lynch’s qualifications to sit on the Board of Directors include his depth of knowledge of NTIC and its day-to-day operations in light of his position as Chief Executive Officer of NTIC, as well as his affiliation with a significant stockholder of NTIC, which the Board of Directors believes generally helps align management’s interests with those of our stockholders.

Ramani Narayan, Ph.D. has been a director of NTIC since November 2004. He is a Distinguished Professor at Michigan State University in the Department of Chemical Engineering & Materials Science, where he has 200+ refereed publications in leading journals to his credit, 19 patents, edited three books and one expert dossier in the area of bio-based polymeric materials. His research encompasses design and engineering of sustainable, biobased products, biodegradable plastics and polymers, biofiber reinforced composites, reactive extrusion polymerization and processing, studies in plastic end-of-life options like biodegradation and composting. He conducts carbon footprint calculations for plastics and products. He also performs LCA (Life Cycle Assessment) for reporting a product’s environmental footprint. He serves as Scientific Chair of the Biodegradable Products Institute (BPI), North America. He served on the Technical Advisory Board of Tate & Lyle. He served on the Board of Directors of ASTM International, an international standard setting organization and was the founding Chair of the committee on Environmentally Degradable Plastics and Biobased Products (D20.96) and the Plastics Terminology Committee (D20.92). Dr. Narayan is also the technical expert for the United States on ISO (International Standards Organization) TC 61 on Plastics—specifically for Terminology, Biobased and Biodegradable Plastics. He has won numerous awards, including the Named MSU University Distinguished Professor in 2007; the Governors University Award for commercialization excellence; Michigan State University Distinguished Faculty Award, 2006, 2005 Withrow Distinguished Scholar award, Fulbright Distinguished Lectureship Chair in Science & Technology Management & Commercialization (University of Lisbon; Portugal); First recipient of the William N. Findley Award, The James Hammer Memorial Lifetime Achievement Award, and Research and Commercialization Award sponsored by ICI Americas, Inc. & the National Corn Growers Association. We believe Dr. Narayan’s qualifications to sit on the Board of Directors include his significant technical expertise in the bioplastics area which has been helpful to NTIC’s management in assessing and operating NTIC’s Natur-Tec® bioplastics business.

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Richard J. Nigon has been a director of NTIC since February 2010 and non-executive Chairman of the Board since November 2012. Mr. Nigon is the Senior Vice President of Cedar Point Capital, Inc., a private company that raises capital for early stage companies. From February 2001 until May 2007, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard (MJSK), a privately held investment firm. In December 2006, MJSK was acquired by Stifel Nicolaus, and Mr. Nigon was a Managing Director of Private Placements at Stifel Nicolaus. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young, LLP from 1970 to 2000, where he served as a partner from 1981 to 2000. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors. In addition to NTIC, Mr. Nigon also serves on the board of directors of Celcuity Inc. and as chairperson of its audit committee and serves on the board of directors of a number of privately-held companies. Mr. Nigon previously served on the board of directors of Tactile Systems Technology, Inc., Virtual Radiologic Corporation and Vascular Solutions, Inc. until its acquisition by Teleflex Incorporated in February 2017. Through his 30 years of service at Ernst & Young, LLP, Mr. Nigon brings to NTIC’s Board of Directors, and in particular the Audit Committee, extensive public accounting and auditing experience. The Board believes Mr. Nigon’s strong background in financial controls and reporting, financial management, financial analysis and SEC reporting requirements is critical to the Board’s oversight responsibilities. In addition, his strategic planning expertise and other experiences gained through his management and leadership roles at private investment firms that have invested in early stage companies, is helpful to the Board in assessing and operating NTIC’s newer businesses.

Cristina Pinho is Chair of the Board of Instituto Luísa Pinho Sartori, a nonprofit organization in Brazil whose mission is to support and incentivize conservationists and biologists to work on environmental protection, a position she has held since April 2015. Ms. Pinho is also an independent board director of Ocyan, a private company, a position she has held since August 2020. From November 2019 to January 2022, she served as Corporate Executive Director at Brazilian Petroleum and Gas Institute, a nonprofit organization in Brazil, formed by major oil and gas producers in Brazil and petroleum products service companies. From January 2019 to November 2019, Ms. Pinho served as Undersecretary of Energy, Petroleum and Gas at Rio de Janeiro State. From 2012 to 2015, she served as Executive Manager of E&P Services and Logistics for Petrobras. We believe Ms. Pinho’s qualifications to sit on the Board of Directors include her extensive experience in the oil and gas industry in Brazil and her extensive experience in ESG matters. Ms. Pinho received an ESG Competent Boards Certificate in 2021 and is a graduate of the Columbia Senior Executive Program at the Columbia Business School and also received a Digital Strategy for Business degree from the Columbia Business School in 2018. She has also received an MBA CoppeAd UFRJ; Senior Strategic Management, MBA Fundação Getúlio Vargas, Business and Strategic Management and a Mechanical Engineering degree from the Universidade Federal do Rio de Janeiro.

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Konstantin von Falkenhausen has been a director of NTIC since November 2012. Mr. von Falkenhausen is currently a Partner of B Capital Partners AG, an independent investment advisory boutique focused on infrastructure, public private partnerships and clean energy. In this capacity, since April 2018, Mr. von Falkenhausen has been a Director of the general partner of the B Capital Energy Transition Infrastructure Fund SICAV-SIF, an investment fund registered with the Luxembourg financial authorities CSSF. From February 2004 to March 2008, Mr. von Falkenhausen served as a Partner of capiton AG, a private equity firm located in Berlin, Germany. From March 2003 to February 2004, he served as interim Chief Financial Officer of Neon Products GmbH, a privately held neon lighting company. From May 1999 to February 2003, Mr. von Falkenhausen served as an investment manager of West Private Equity Ltd. and an investment director of its German affiliate West Private Capital GmbH. Prior to May 1999, Mr. von Falkenhausen served in several positions with BankBoston Robertson Stephens International Ltd., an investment banking firm. Mr. von Falkenhausen is a citizen of Germany. He has a Master’s degree in economics (lic. oec) from the University of Fribourg (Switzerland) and a Masters of Business Administration from the University of Chicago. We believe Mr. von Falkenhausen’s qualifications to sit on the Board of Directors include his experience with several private investment and equity firms that have invested in early stage companies, which the Board believes is helpful in assessing and operating NTIC’s newer businesses, and his financial expertise, which the Board believes is helpful in analyzing NTIC’s financial performance.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of all of the eight nominees named above.

The Board of Directors Recommends a Vote FOR Each Nominee for Director	☑

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PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board of Directors is providing stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement beginning on page 48. At the 2022 Annual Meeting of Stockholders held on January 21, 2022, approximately 99% of the votes cast by our stockholders were in favor of our say-on-pay vote. The Compensation Committee generally believes that such results affirmed stockholder support of our approach to executive compensation.

Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers. The underlying core principles of our executive compensation program are:

•	To align the interests of our executives with those of our stockholders;

•	Integrate compensation with our business plans and strategic goals;

•	Link amount of compensation to both company and individual performance goals; and

•	Provide fair and competitive compensation opportunities that attract and retain executives.

The “Executive Compensation” section of this proxy statement, which begins on page 48, describes our executive compensation program and the executive compensation decisions made by the Compensation Committee and Board of Directors for fiscal 2022 in more detail. Important considerations include:

•	A significant portion of the compensation paid or awarded to our named executive officers in fiscal 2022 was “performance-based” or “at-risk” compensation that is tied directly to the achievement of financial and other performance goals or long-term stock price performance.

•	Equity-based compensation granted to our named executive officers is in the form of stock options and aligns the long-term interests of our executives with the long-term interests of our stockholders. In response to a concern raised by one of our stockholders, stock options granted to our executives now vest annually over a three-year period as opposed to a one-year period.

•	Our executive officers receive only modest perquisites and have modest severance and change-in-control arrangements.

•	We have adopted a clawback policy.

•	We do not provide any tax “gross-up” payments.

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Accordingly, the Board of Directors recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.

Stockholders are not ultimately voting to approve or disapprove the recommendation of the Board of Directors. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The Compensation Committee and Board of Directors expect to take into account the outcome of this advisory vote when considering future executive compensation decisions.

In accordance with the result of the advisory vote on the frequency of the say-on-pay vote, which was conducted at our 2020 Annual Meeting of Stockholders, the Board of Directors has determined that we will conduct an executive compensation advisory vote on an annual basis. Accordingly, after this Annual Meeting, the next say-on-pay vote will occur at our next Annual Meeting of Stockholders anticipated to be held in January 2024. We anticipate that the next say-on-frequency vote will occur at our 2026 Annual Meeting of Stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.

The Board of Directors Recommends a Vote FOR Proposal Two	☑

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PROPOSAL THREE—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current independent registered public accounting firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; its global capabilities relative to our business; and its knowledge of our operations. Additionally, the Audit Committee considers the impact of a change of independent registered public accounting firm. Upon consideration of these and other factors, the Audit Committee believes the selection of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending August 31, 2023 is in the best interests of NTIC and its stockholders. Baker Tilly has served as our independent registered public accounting firm since 2004.

Although it is not required to do so, the Board of Directors is asking our stockholders to ratify the Audit Committee’s selection of Baker Tilly as a matter of good corporate governance. If our stockholders do not ratify the selection of Baker Tilly, another independent registered public accounting firm will be considered by the Audit Committee. Even if the selection is ratified by our stockholders, the Audit Committee in its discretion may change the appointment at any time during the year, if it determines that such a change would be in the best interests of NTIC and our stockholders.

Representatives of Baker Tilly will be present at the Annual Meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The following table presents the aggregate fees billed to us by Baker Tilly for the fiscal years ended August 31, 2022 and August 31, 2021.

	Aggregate Amount Billed by Baker Tilly ($)
	Fiscal 2022	Fiscal 2021
Audit Fees(1)	$507,663	$415,288
Audit-Related Fees(2)	—	6,000
Tax Fees	—	—
All Other Fees	—	—

(1)	These fees consisted of the audit of our annual financial statements by year, review of financial statements included in our quarterly reports on Form 10-Q and other services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent fees for services relating to registration statement filings.

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Audit Committee Pre-Approval Policies and Procedures

All services rendered by Baker Tilly to NTIC were permissible under applicable laws and regulations and all services provided to NTIC, other than de minimis non-audit services allowed under applicable law, were approved in advance by the Audit Committee. The Audit Committee has not adopted any formal pre-approval policies and procedures.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the selection of Baker Tilly as our independent registered public accounting firm for the fiscal year ending August 31, 2023.

The Board of Directors Recommends a Vote FOR Proposal Three	☑

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PROPOSAL FOUR—APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

Background

The State of Delaware, which is NTIC’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The Board of Directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the Board of Directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of NTIC officers that would be impacted, and the benefits the Board of Directors believes would accrue to NTIC by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

The Board of Directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of NTIC and our stockholders to amend the current exculpation and liability provisions in Article IX of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Certificate of Incorporation as the “Charter Amendment” in this proxy statement.

Text of Proposed Charter Amendment

Our Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure NTIC is able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend Article IX of our Certification of Incorporation so that it would state in its entirety as follows:

“No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director or officer as a director or officer, respectively, except to the extent provided by applicable law (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, in the case of directors only, (iv) for any transaction from which such director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.”

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The proposed Certificate of Amendment to the Restated Certificate of Incorporation (referred to in this Proposal 4 as the “Certificate of Amendment”) reflecting the foregoing Charter Amendment is attached as Appendix A to this proxy statement.

Reasons for the Proposed Charter Amendment

The Board of Directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of NTIC.

For the reasons stated above, on November 11, 2022, the Board of Directors determined that the proposed Charter Amendment is advisable and in the best interest of our Company and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. The Board of Directors believes the proposed Charter Amendment would better position NTIC to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Charter Amendment

If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the replacement of the existing Article IX by the proposed Article IX, the remainder of our Certificate of Incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, our Restated Certificate of Incorporation will remain unchanged. In accordance with the DGCL, the Board of Directors may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.

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Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval and adoption of the proposed Charter Amendment.

The Board of Directors Recommends a Vote FOR Proposal Four	☑

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STOCK OWNERSHIP

Beneficial Ownership of Significant Stockholders and Management

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of November 22, 2022, the record date for the Annual Meeting, for:

•	each person known by us to beneficially own more than five percent of the outstanding shares of our common stock;
•	each of our directors and director nominees;
•	each of the executive officers named in the Summary Compensation Table included later in this proxy statement under “Executive Compensation”; and
•	all of our current directors, director nominees, and executive officers as a group.

The number of shares beneficially owned by a person includes shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of November 22, 2022. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of November 22, 2022 are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, such unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.

Except as otherwise indicated, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the notes to the table.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Directors, Director Nominees, and Officers:
Common Stock	Nancy E. Calderon	33,312	*
Common Stock	Sarah E. Kemp	33,263	*
Common Stock	Sunggyu Lee, Ph.D.	8,000	*
Common Stock	G. Patrick Lynch(3)	1,511,986	15.8%
Common Stock	Ramani Narayan, Ph.D.	119,168	1.3%
Common Stock	Richard J. Nigon	138,802	1.5%
Common Stock	Cristina Pinho	—	*
Common Stock	Konstantin von Falkenhausen	87,368	*
Common Stock	Matthew C. Wolsfeld	307,957	3.2%
Common Stock	All directors, director nominees, and executive officers as a group (9 persons)(4)	2,239,856	22.4%
Significant Beneficial Owners:
Common Stock	Inter Alia Holding Company(5) 23205 Mercantile Road Beachwood, Ohio 44122	1,203,334	12.8%
Common Stock	Punch & Associates Investment Management, Inc.(6) 7701 France Avenue South Suite 300 Edina, Minnesota 55435	511,227	5.5%

*       Represents beneficial ownership of less than one percent.

(1)	The business address for each of the directors, director nominees, and officers of NTIC is c/o Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, Minnesota 55014.

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(2)	Includes for the persons listed below the following shares of common stock subject to options held by such persons that are currently exercisable or become exercisable within 60 days of November 22, 2022:

Name	Shares of Common Stock Underlying Stock Options
Directors and Director Nominees
Nancy E. Calderon	31,251
Sarah E. Kemp	31,251
Sunggyu Lee, Ph.D.	8,000
G. Patrick Lynch	211,369
Ramani Narayan, Ph.D.	12,405
Richard J. Nigon	108,202
Cristina Pinho	—
Konstantin von Falkenhausen	80,168
Named Executive Officers
G. Patrick Lynch	211,369
Matthew C. Wolsfeld	156,230
All current directors, director nominees, and executive officers as a group (9 persons)	638,876

(3)	Includes 1,203,334 shares held by Inter Alia Holding Company. See note (5) below.

(4)	The amount beneficially owned by all current directors, director nominees, and executive officers as a group includes 1,203,334 shares held of record by Inter Alia Holding Company. See notes (3) above and (5) below.

(5)	According to a Schedule 13D/A filed with the SEC on October 22, 2019, Inter Alia Holding Company is an entity of which G. Patrick Lynch, our President and Chief Executive Officer, is a 47% stockholder. G. Patrick Lynch shares equal voting and dispositive power over such shares with two other members of his family. Inter Alia Holding Company’s address is 23205 Mercantile Road, Beachwood, Ohio 44122.

(6)	According to a Schedule 13G filed with the SEC on February 14, 2022 and a 13F-HR filing on August 15, 2022, Punch & Associates Investment Management, Inc. (“Punch & Associates”) has sole voting and dispositive power over 511,227 shares. Punch & Associate’s address is 7701 France Avenue South, Suite 300, Edina, Minnesota 55435.

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Stock Ownership Guidelines

In November 2021, we adopted stock ownership guidelines that are intended to further align the interests of our executive officers and directors with those of our stockholders. The stock ownership guidelines for our executive officers and directors are as follows:

Position	Guideline
Non-Employee Director	3x annual cash retainer
Chief Executive Officer	6x annual base salary
Other Executive Officers	3x annual base salary

Each executive officer and director has five years from the institution of these guidelines and, thereafter, from the date of appointment or hire or, if the ownership multiple has increased during his tenure, five years from the date established in connection with such increase to reach his or her ownership targets. Both our Chief Executive Officer and Chief Financial Officer are in compliance with these guidelines.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes outstanding options and other awards under NTIC’s equity compensation plans as of August 31, 2022. NTIC’s equity compensation plans as of August 31, 2022 were the Northern Technologies International Corporation Amended and Restated 2019 Stock Incentive Plan, the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan, and the Northern Technologies International Corporation Employee Stock Purchase Plan. Except for automatic annual grants of $50,000 in options to purchase shares of NTIC common stock to NTIC’s directors in consideration for their services as directors of NTIC and an automatic annual grant of $10,000 in options to purchase shares of NTIC common stock to NTIC’s Chairman of the Board in consideration for his services as Chairman, in each case on the first day of each fiscal year, and automatic initial pro rata grants of $50,000 in options to purchase shares of NTIC common stock to NTIC’s new directors in consideration for their services as directors of NTIC on the first date of their appointment as directors, options and other awards granted in the future under the Northern Technologies International Corporation Amended and Restated 2019 Stock Incentive Plan are within the discretion of the Board of Directors and the Compensation Committee of the Board of Directors and, therefore, cannot be ascertained at this time. No future grants of options or other stock awards will be made under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,366,395	(1)(2)	$10.78	773,736	(3)

Equity compensation plans not approved by security holders	—		—	—
Total	1,366,395	(1)(2)	$10.78	773,736	(3)

(1)	Amount includes 526,437 shares of NTIC common stock issuable upon the exercise of stock options outstanding as of August 31, 2022 under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan and 839,958 shares of NTIC common stock issuable upon the exercise of stock options outstanding as of August 31, 2022 under the Northern Technologies International Corporation Amended and Restated 2019 Stock Incentive Plan.

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(2)	Excludes employee stock purchase rights accruing under the Northern Technologies International Corporation Employee Stock Purchase Plan. Under such plan, each eligible employee may purchase up to 2,000 shares of NTIC common stock at semi-annual intervals on February 28th or 29th (as the case may be) and August 31st each year at a purchase price per share equal to 90% of the lower of (i) the closing sales price per share of NTIC common stock on the first day of the offering period or (ii) the closing sales price per share of NTIC common stock on the last day of the offering period.

(3)	Amount includes 704,516 shares available as of August 31, 2022 for future issuance under Northern Technologies International Corporation Amended and Restated 2019 Stock Incentive Plan and 69,220 shares available at August 31, 2022 for future issuance under the Northern Technologies International Corporation Employee Stock Purchase Plan.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board size, composition and qualifications	•	Procedures for directors who receive less than a majority vote
•	Selection of directors	•	Change of principal occupation and board memberships and limits on board memberships held
•	New director orientation	•	Board compensation
•	Board leadership	•	Stock ownership by directors and executive officers
•	CEO succession planning	•	Loans to directors and executive officers
•	Board committees	•	CEO evaluation
•	Board and committee meetings	•	Board and committee evaluation
•	Executive sessions of independent directors	•	Director continuing education
•	Meeting attendance by directors and non-directors	•	Succession planning
•	Appropriate information and access	•	Related person transactions
•	Ability to retain advisors	•	Communications with directors
•	Conflicts of interest and director independence	•	Duty of loyalty and confidentiality
•	Board interaction with corporate constituencies
•	Retirement and term limits
•	Retirement and resignation policy
•	Stock ownership guidelines

Board Leadership Structure

Under our Corporate Governance Guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by one person. The Board of Directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances. However, the Board of Directors strongly endorses the concept of an independent director being in a position of leadership. Under our Corporate Governance Guidelines, if at any time the Chief Executive Officer and Chairman of the Board positions are held by the same person, the Board of Directors will elect an independent director as a lead independent director.

G. Patrick Lynch currently serves as our President and Chief Executive Officer, and Richard J. Nigon serves as our non-executive Chairman of the Board. Because the Chief Executive Officer and Chairman of the Board positions currently are not held by the same person, we do not have a lead independent director. We currently believe this leadership structure is in the best interests of NTIC and our stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to-day-leadership and performance of NTIC and the Chairman’s responsibility to provide oversight of NTIC’s corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over Board of Directors meetings.

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At each regular Board of Directors meeting, our independent directors meet in executive session with no company management present during a portion of the meeting. After each such executive session, our Chairman of the Board provides our Chief Executive Officer with any actionable feedback from our independent directors.

Director Independence

The Board of Directors has affirmatively determined that five of NTIC’s current seven directors are “independent directors” under the Listing Rules of the Nasdaq Stock Market: Nancy E. Calderon, Sarah E. Kemp, Sunggyu Lee, Ph.D., Richard J. Nigon and Konstantin von Falkenhausen. The Board of Directors also has affirmatively determined that our new director nominee, Cristina Pinho, would also be an “independent director” if elected as a director of NTIC.

In making these affirmative determinations that such individuals are “independent,” the Board of Directors reviewed and discussed information provided by the directors and the new director nominee and by NTIC with regard to each director’s and new director nominee’s business and personal activities as they may relate to NTIC and NTIC’s management.

Board Meetings and Attendance

The Board of Directors met three times during the fiscal year ended August 31, 2022. Each of our current directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. The Board of Directors, from time to time, may establish other committees to facilitate the management of NTIC and may change the composition and responsibilities of our existing committees. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com.

The following table summarizes the current membership of each of our three Board committees.

Director	Audit	Compensation	Nominating and Corporate Governance
Nancy E. Calderon	Chair	—	√
Sarah E. Kemp	—	—	Chair
Sunggyu Lee, Ph.D.	—	√	—
G. Patrick Lynch	—	—	—
Ramani Narayan, Ph.D.	—	—	—
Richard J. Nigon	√	√	√
Konstantin von Falkenhausen	√	Chair	—

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Audit Committee

Responsibilities. The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibilities for oversight, for quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of our financial statements, and the legal compliance and ethics programs of NTIC as established by management. The Audit Committee’s primary responsibilities include:

•	overseeing our financial reporting process, internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors;

•	having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establish the compensation to be paid to the firm;

•	reviewing and pre-approving all audit services and permissible non-audit services to be provided to NTIC by our independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	overseeing the establishment and administration of (including the grant of any waiver from) a written code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions;

•	receiving periodic updates from senior management on NTIC’s policies, processes, procedures and any significant developments related to the identification, mitigation and remediation of cybersecurity risks; and

•	coordinating with the Nominating and Corporate Governance Committee in that committee’s primary oversight over NTIC’s ESG activities.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Audit Committee are Ms. Calderon, Mr. Nigon, and Mr. von Falkenhausen. Mr. Nigon served as chair of the Audit Committee during the first portion of fiscal 2022. Ms. Calderon assumed the role of Audit Committee chair immediately after the filing of NTIC’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021.

Each member of the Audit Committee who served during fiscal 2022 is considered “independent” for purposes of membership on audit committees pursuant to the Listing Rules of the Nasdaq Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of the Nasdaq Stock Market. In addition, the Board of Directors has determined that Ms. Calderon and Mr. Nigon qualify as “audit committee financial experts” as defined by the rules and regulations of the SEC and meet the qualifications of “financial sophistication” under the Listing Rules of the Nasdaq Stock Market as a result of their extensive financial backgrounds and various financial positions they have held throughout their respective careers. Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

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Meetings. The Audit Committee met four times during fiscal 2022 and once in executive session with Baker Tilly, our independent registered public accounting firm.

Audit Committee Report. This report is furnished by the Audit Committee of the Board of Directors with respect to NTIC’s financial statements for the fiscal year ended August 31, 2022.

One of the purposes of the Audit Committee is to oversee NTIC’s accounting and financial reporting processes and the audit of NTIC’s annual financial statements. NTIC’s management is responsible for the preparation and presentation of complete and accurate financial statements. NTIC’s independent registered public accounting firm, Baker Tilly US, LLP, is responsible for performing an independent audit of NTIC’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed NTIC’s audited financial statements for the fiscal year ended August 31, 2022 with NTIC’s management. Management represented to the Audit Committee that NTIC’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Baker Tilly US, LLP, NTIC’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from Baker Tilly US, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly US, LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Baker Tilly US, LLP its independence and concluded that the independent registered public accounting firm is independent from NTIC and NTIC’s management.

Based on the review and discussions of the Audit Committee described above, in reliance on the unqualified opinion of Baker Tilly US, LLP regarding NTIC’s audited financial statements, and subject to the limitations on the role and responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that NTIC’s audited financial statements for the fiscal year ended August 31, 2022 be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2022 for filing with the Securities and Exchange Commission.

This report is dated as of November 10, 2022.

Audit Committee

Nancy E. Calderon, Chair

Richard J. Nigon

Konstantin von Falkenhausen

Other Information. Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under the “Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm” section of this proxy statement.

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Compensation Committee

Responsibilities. The Compensation Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to compensation of our Chief Executive Officer and other executive officers and administers our equity compensation plans. The Compensation Committee’s primary responsibilities include:

•	recommending to the Board of Directors for its determination the annual salaries, incentive compensation, long-term compensation and any and all other compensation applicable to our executive officers;

•	establishing and, from time to time, reviewing and revising corporate goals and objectives with respect to compensation for our executive officers and establishing and leading a process for the full Board of Directors to evaluate the performance of our executive officers in light of those goals and objectives;

•	administering our equity compensation plans and recommending to the Board of Directors for its determination grants of options or other equity-based awards for executive officers, employees and independent consultants under our equity compensation plans;

•	reviewing our policies with respect to employee benefit plans;

•	establishing and, from time to time, reviewing and revising processes and procedures for the consideration and determination of executive compensation;

•	overseeing and periodically reviewing NTIC’s culture and policies and strategies related to human capital management; and

•	coordinating with the Nominating and Corporate Governance Committee in that committee’s primary oversight over NTIC’s ESG activities.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management.

Composition. The current members of the Compensation Committee are Dr. Lee, Mr. Nigon and Mr. von Falkenhausen. Mr. von Falkenhausen is the current Chair of the Compensation Committee.

The Board of Directors has determined that each of the members of the Compensation Committee who served during fiscal 2022 is considered an “independent director” under the Listing Rules of the Nasdaq Stock Market, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and otherwise independent under the rules and regulations of the SEC.

Processes and Procedures for Consideration and Determination of Executive Compensation. As described in more detail above under “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to recommend to the Board of Directors any and all compensation payable to our executive officers, including annual salaries, incentive compensation and long-term incentive compensation, and to administer our equity and incentive compensation plans applicable to our executive officers. Decisions regarding executive compensation made by the Compensation Committee are not considered final and are subject to final review and approval by the entire Board of Directors. Under the terms of its formal written charter, the Compensation Committee has the power and authority, to the extent permitted by our Bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

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Our President and Chief Executive Officer and our Chief Financial Officer assist the Compensation Committee in gathering compensation related data regarding our executive officers and making recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer. In making final recommendations to the Board of Directors regarding compensation to be paid to our executive officers, the Compensation Committee considers the recommendations of our President and Chief Executive Officer and our Chief Financial Officer, but also considers other factors, such as its own views as to the form and amount of compensation to be paid, the achievement by NTIC of pre-established performance objectives, the general performance of NTIC and the individual officers, the performance of NTIC’s stock price and other factors that may be relevant.

Final deliberations and decisions by the Compensation Committee regarding its recommendations to the Board of Directors of the form and amount of compensation to be paid to our executive officers are made by the Compensation Committee, without the presence of any executive officer of NTIC. In making final decisions regarding compensation to be paid to our executive officers, the Board of Directors considers the same factors and gives considerable weight to the recommendations of the Compensation Committee.

Meetings. The Compensation Committee met twice during fiscal 2022.

Nominating and Corporate Governance Committee

Responsibilities. The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•	making recommendations to the Board of Directors regarding director diversity (which may include diversity of age, gender, race, ethnicity, education, skills, professional experience, knowledge, backgrounds and viewpoints), retirement age, tenure and refreshment policies;

•	being aware of best practices in corporate governance matters;

•	developing and overseeing an annual Board of Directors and Board committee evaluation process;

•	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board;

•	overseeing NTIC’s ESG activities and coordinating with and soliciting input from the Compensation Committee and the Audit Committee in formulating the approach to NTIC’s ESG activities.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Nominating and Corporate Governance Committee are Ms. Kemp, Ms. Calderon and Mr. Nigon. Ms. Kemp is the chair of the Nominating and Corporate Governance Committee.

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The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee who served during fiscal 2022 is considered an “independent director” under the Listing Rules of the Nasdaq Stock Market.

Processes and Procedures for Consideration and Determination of Director Compensation. As mentioned above under “—Responsibilities,” the Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility, among other things, to review and make recommendations to the Board of Directors concerning compensation for non-employee members of the Board of Directors, including but not limited to retainers, meeting fees, committee chair and member retainers and equity compensation. Decisions regarding director compensation made by the Nominating and Corporate Governance Committee are not considered final and are subject to final review and approval by the entire Board of Directors. Under the terms of its formal written charter, the Nominating and Corporate Governance Committee has the power and authority, to the extent permitted by our Bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

In making recommendations to the Board of Directors regarding compensation to be paid to our non-employee directors, the Nominating and Corporate Governance Committee considers fees and other compensation paid to directors of comparable public companies, the number of board and committee meetings that our directors are expected to attend, and other factors that may be relevant. In making final decisions regarding non-employee director compensation, the Board of Directors considers the same factors and the recommendation of the Nominating and Corporate Governance Committee.

Meetings. The Nominating and Corporate Governance Committee met twice during fiscal 2022.

Director Nominations Process

Pursuant to a Director Nominations Process adopted by the Board of Directors, in selecting nominees for the Board of Directors, the Nominating and Corporate Governance Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board. The Nominating and Corporate Governance Committee believes that NTIC and its stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into NTIC’s affairs that they have accumulated during their tenure with NTIC. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director if the director wishes to continue his or her service with the Board, the director continues to satisfy the criteria for membership on the Board that the Nominating and Corporate Governance Committee generally views as relevant and considers in deciding whether to re-nominate an incumbent director or nominate a new director, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board, and there are no special, countervailing considerations against re-nomination of the director.

Pursuant to a Director Nominations Process adopted by the Board of Directors, in identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee solicits recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board of Directors and our senior management and advisors to NTIC. In addition, from time to time, if appropriate, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying and evaluating qualified candidates. We found our new director nominee, Cristina Pinho, through the WomenCorporateDirectors Foundation.

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The Nominating and Corporate Governance Committee reviews and evaluates each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board, and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee solicits the views of our management, other Board members, and other individuals it believes may have insight into a candidate. The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by our stockholders. For more information, see the information set forth under “Stockholder Proposals and Director Nominations for the 2024 Annual Meeting of Stockholders ─ Director Nominations for 2024 Annual Meeting.” The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board. The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of NTIC and the Board of Directors. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include whether the candidate is an “independent director” under the Listing Rules of the Nasdaq Stock Market and meets any other applicable independence tests under the federal securities laws and rules and regulations of the SEC; whether the candidate is “financially literate” and otherwise meets the requirements for serving as a member of an audit committee under the Listing Rules of the Nasdaq Stock Market; whether the candidate is “financially sophisticated” under the Listing Rules of the Nasdaq Stock Market and an “audit committee financial expert” under the federal securities laws and the rules and regulations of the SEC; the needs of NTIC with respect to the particular talents and experience of its directors; the personal and professional integrity and reputation of the candidate; the candidate’s level of education and business experience; the candidate’s broad-based business acumen; the candidate’s level of understanding of our business and its industry; the candidate’s ability and willingness to devote adequate time to the work of the Board of Directors and its committees; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of NTIC; whether the candidate possesses strategic thinking and a willingness to share ideas; the candidate’s diversity of experiences, expertise, background and other attributes; and the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

While we do not have a formal stand-alone diversity policy in considering whether to recommend any director nominee, including candidates recommended by stockholders, and the Board of Directors has not adopted a formal definition of diversity, the Board’s diversity is a consideration in the director nomination process. As discussed above, the Nominating and Corporate Governance Committee considers the factors described above, including the candidate’s diversity of experiences, expertise, background and other attributes. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, expertise, backgrounds and other attributes, including diversity of age, gender, race, ethnicity, education, skills, knowledge, and viewpoints. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board of Directors believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

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For this year’s election, the Board of Directors has nominated eight individuals. Seven are incumbent nominees and one is a new director nominee. Collectively, these nominees bring tremendous diversity to the Board. Each nominee is a strategic thinker and has varying, specialized experience in the areas relevant to NTIC and its businesses. Moreover, their collective experience covers a wide range of geographies and industries, and roles in academia, corporate governance and government. The eight director nominees range in age from 55 to 74; three of the eight director nominees are women; two are of Asian descent; one is of African descent; one is a citizen of Brazil, one is a citizen of the Republic of Korea and one is a citizen of Germany.

Board Diversity Matrix

The Nasdaq listing requirements require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and one diverse director who self-identifies as an underrepresented minority or LGBTQ+ (subject to the exceptions). Our current Board composition is in compliance with the Nasdaq diversity requirement.

The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of November 22, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Oversight of Risk

The Board of Directors as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board of Directors. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The areas of risk that we focus on include operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety, environmental, economic, political and reputational risks.

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The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting, on our processes for the management of business and financial risk, our financial reporting obligations and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to NTIC. The Compensation Committee is responsible for overseeing risks and exposures associated with our executive compensation programs and arrangements. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters, director compensation programs and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for NTIC. The involvement of the full Board of Directors each year in establishing our key corporate business strategies and annual fiscal budget is a key part of the Board of Directors’ assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for NTIC.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for NTIC for a number of reasons, including: (1) general risk oversight by the full Board of Directors in connection with its role in reviewing our key business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our standing Board committees that are currently comprised of and chaired by our independent directors, and (3) the focus of our Chairman of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Ethics

The Board of Directors has adopted a Code of Ethics, which applies to all of our directors, executive officers, including our Chief Executive Officer and Chief Financial Officer, and other employees, and meets the requirements of the SEC and the Nasdaq Stock Market. A copy of our Code of Ethics is available on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com.

No Political Contributions

NTIC made no political contributions during fiscal 2022 and intends to make no political contributions in the future.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Although a regular Board of Directors meeting is generally held on the day of each annual meeting of stockholders, this meeting is typically held by telephone. It is the policy of the Board of Directors that if a regular in-person Board of Directors meeting occurs on the day of the annual meeting of stockholders, directors standing for re-election should attend the annual meeting of stockholders, if their schedules permit. Since a telephonic Board meeting was held on the day of last year’s annual meeting of stockholders, the only directors who attended the meeting were Mr. Nigon and Mr. Lynch.

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Complaint Procedures

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by NTIC regarding accounting, internal accounting controls or auditing matters, and the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with our outside legal counsel, who in turn will be responsible for informing the Audit Committee.

Stockholder Engagement

We are committed to a robust and proactive stockholder engagement program. The Board of Directors values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for Board discussions throughout the year. Some of the actions we have taken in response to feedback from proxy advisory firms and stockholders over the last several years are described below.

What We Heard	What We Did
Encourage Board refreshment	We added two new members to the Board of Directors in October 2019 and have nominated Cristina Pinho for election at the 2023 Annual Meeting of Stockholders.
Increase Board gender diversity	We added Nancy E. Calderon and Sarah E. Kemp to the Board of Directors, updated our Nominating and Corporate Governance Committee Charter to include responsibility for making recommendations to the Board of Directors regarding director diversity, and nominated Cristina Pinho for election at the 2023 Annual Meeting of Stockholders.
Increase stockholder influence over director elections	In November 2020, we adopted a “plurality plus” vote standard for uncontested director elections, with a director resignation policy, instead of a simple plurality vote standard.
Align long-term incentives	We extended the vesting of our annual stock option grants to three-year vesting in response to a concern raised by one of our institutional stockholders.
Increase visibility of ESG principles	We adopted a Health, Safety and Environment Policy as well as a Human Rights Policy to formalize our approach and further our goals with respect to these matters, as described above. We have also added an ESG section to our investor relations website to increase visibility.
Ensure the recovery of incentive compensation based on incorrect calculations that resulted in a financial restatement or egregious behavior	We adopted a robust clawback policy which applies to not only financial restatements but also if an executive engages in egregious conduct that is substantially detrimental to NTIC.
Align the interests of executive officers and directors with those of stockholders	We adopted stock ownership guidelines applicable to our executive officers and directors to ensure that their interests would be closely aligned with those of our stockholders.

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Process Regarding Stockholder Communications with Board of Directors

Stockholders may communicate with the Board of Directors or any one particular director by sending correspondence, addressed to NTIC’s Corporate Secretary, Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, MN 55014 with an instruction to forward the communication to the Board of Directors or one or more particular directors. NTIC’s Corporate Secretary will promptly forward all such stockholder communications to the Board of Directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

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DIRECTOR COMPENSATION

Summary of Cash and Other Compensation

The table below provides summary information concerning the compensation of each individual who served as a director of NTIC during the fiscal year ended August 31, 2022, other than G. Patrick Lynch, our President and Chief Executive Officer, who was not compensated separately for serving on the Board of Directors during fiscal 2022. His compensation during fiscal 2022 for serving as an executive officer of NTIC is set forth under “Executive Compensation” included elsewhere in this proxy statement.

DIRECTOR COMPENSATION – FISCAL 2022

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Nancy E. Calderon	$43,250	$50,000	$—	$93,250
Sarah E. Kemp	37,000	50,000	—	87,000
Sunggyu Lee, Ph.D.	35,000	0	—	35,000
Ramani Narayan, Ph.D.	31,000	50,000	144,000	225,000
Richard J. Nigon	61,750	60,000	—	121,750
Konstantin von Falkenhausen	46,500	50,000	—	96,500

(1)	The amounts in this column do not reflect compensation actually received by the directors nor do they reflect the actual value that will be recognized by the directors. Instead, the amounts reflect the grant date fair value for option grants made by us in fiscal 2022, as calculated in accordance with FASB ASC Topic 718.

On September 1, 2021, each then current director, other than Dr. Lee and Mr. Lynch, received a stock option to purchase 6,859 shares of our common stock at an exercise price of $16.97 per share granted under the Northern Technologies International Corporation 2019 Stock Incentive Plan, the material terms of which are described in more detail under “Executive Compensation—Stock Incentive Plans.” These options vested in full on September 1, 2022 and will expire on August 31, 2031 or earlier in the case of a director whose service as a director is terminated prior to such date. In addition, on September 1, 2021, Mr. Nigon received an additional stock option to purchase 1,371 shares of our common stock in consideration for his service as Chairman of the Board. The terms of this stock option are identical to the other director stock options granted on that date. See “—Non-Employee Director Compensation Program—Stock Options.” The grant date fair value associated with these awards and as calculated in accordance with FASB ASC Topic 718 is determined based on our Black-Scholes option pricing model. The grant date fair value per share for the options granted on September 1, 2021 was $7.29 and was determined using the following specific assumptions: risk free interest rate: 0.77%; expected life: 10.0 years; expected volatility: 45.4%; and expected dividend yield: 0%.

(2)	The table below provides information regarding the aggregate number of options to purchase shares of our common stock outstanding at August 31, 2022 and held by each of the directors listed in the Director Compensation Table. Note that because of the grant date, neither the Director Compensation Table nor the table below reflect option grants on September 1, 2022. See “—Non-Employee Director Compensation Program—Stock Options.”

Name	Aggregate Number Of Securities Underlying Options	Exercisable/ Unexercisable	Exercise Price(s)	Expiration Date(s)
Nancy E. Calderon	31,251	24,392 /6,859	$8.24 – 16.97	10/21/2029–08/31/2031
Sarah E. Kemp	31,251	24,392 /6,859	$8.24 – 16.97	10/21/2029–08/31/2031
Sunggyu Lee, Ph.D.	8,000	8,000 /0	$7.35	8/31/2023
Ramani Narayan, Ph.D.	12,405	5,546 /6,859	$16.97 – 18.23	08/31/2028 – 8/31/2031
Richard J. Nigon	108,202	99,972 /8,230	$6.70 – 18.23	08/31/2023 – 8/31/2031
Konstantin von Falkenhausen	80,168	73,309 /6,859	$6.70 – 18.23	08/31/2023 – 8/31/2031

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(3)	We do not provide perquisites or other personal benefits to our directors. The amounts reflected for Dr. Narayan reflects consulting fees paid during the fiscal year ended August 31, 2022 as described in more detail below under “—Consulting Agreement.”

Non-Employee Director Compensation Program

Overview. Our non-employee directors for purposes of our director compensation program currently consist of Nancy E. Calderon, Sarah E. Kemp, Sunggyu Lee, Ph.D., Ramani Narayan, Ph.D., Richard J. Nigon and Konstantin von Falkenhausen. Our non-employee directors for fiscal 2022 were Nancy E. Calderon, Sarah E. Kemp, Sunggyu Lee, Ph.D., Ramani Narayan, Ph.D., Richard J. Nigon and Konstantin von Falkenhausen.

We use a combination of cash and long-term equity-based incentive compensation in the form of annual stock option grants to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation, we follow the processes and procedures described under “Corporate Governance—Nominating and Corporate Governance Committee—Processes and Procedures for the Determination of Director Compensation.”

Cash Retainers and Meeting Fees. Each of our non-employee directors receives annual cash retainers and meeting fees. The following table sets forth the annual cash retainers paid to our non-employee directors during fiscal 2022:

Description	Annual Cash Retainer
Non-employee Board Member	$25,000
Chairman of the Board	15,000
Audit Committee Chair	5,000
Audit Committee Member (including Chair)	4,500
Compensation Committee Chair	4,000
Compensation Committee (including Chair)	3,000
Nominating and Corporate Governance Committee Chair	2,000
Nominating and Corporate Governance Committee (including Chair)	3,000

Each of our non-employee directors also receives $1,000 for each Board, Board committee and strategy review meeting attended. No director, however, earns more than $1,000 per day in Board, Board committee and strategy review meeting fees.

Stock Options. Pursuant to our non-employee director compensation program, each non-employee director who is expected to stand for re-election at the next annual meeting of stockholders, is automatically granted a ten-year non-qualified option to purchase $50,000 in shares of our common stock on the first day of each fiscal year in consideration for his or her service as a director of NTIC, and the Chairman of the Board is automatically granted an additional ten-year non-qualified option to purchase $10,000 in shares of our common stock on the first day of each fiscal year in consideration for his or her services as Chairman. In addition, each new non-employee director is automatically granted a ten-year non-qualified option to purchase a pro rata portion of $50,000 shares of our common stock calculated by dividing the number of months remaining in the fiscal year at the time of election or appointment by 12 on the date the director is first elected or appointed as a director of NTIC. The number of shares of common stock underlying the options is determined based on the grant date fair value of the options. Each option becomes exercisable in full on the one-year anniversary of the grant date. The exercise price of such options is equal to the fair market value of a share of our common stock on the grant date.

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Each non-employee director of NTIC as of the first day of fiscal 2022, September 1, 2021, received a stock option award pursuant to this program, with the exception of Dr. Lee who rejected his fiscal 2022 annual option award. More recently, each current non-employee director of NTIC as of the first day of fiscal 2023, September 1, 2023, received a stock option award pursuant to this program. Dr. Lee received this recent option grant. These stock options will vest in full on the first anniversary of the grant date.

Under the terms of our stock incentive plan, unless otherwise provided in a separate agreement or modified in connection with the termination of a director’s service, if a director’s service with NTIC terminates for any reason, the unvested portion of options then held by the director will immediately terminate and the director’s right to exercise the then vested portion will:

•	immediately terminate if the director’s service relationship with NTIC terminated for “cause”;
•	continue for a period of 12 months if the director’s service relationship with NTIC terminates as a result of the director’s death, disability or retirement; or
•	continue for a period of three months if the director’s service relationship with NTIC terminates for any reason, other than for cause or upon the director’s death, disability or retirement.

We refer you to note (1) to the “Director Compensation Table” for a summary of all option grants to our non-employee directors during the fiscal year ended August 31, 2022 and note (2) to the “Director Compensation Table” for a summary of all options to purchase shares of our common stock held by our non-employee directors as of August 31, 2022.

Reimbursement of Expenses. All of our directors are reimbursed for travel expenses for attending meetings and other miscellaneous out-of-pocket expenses incurred in performing their Board of Directors functions.

Consulting Agreement

NTIC, Bioplastic Polymers LLC and Dr. Narayan are parties to a consulting agreement, pursuant to which Dr. Narayan provides certain consulting services to us relating to our Natur-Tec® business and bioplastics program. The consulting agreement sets out terms for clear separation between Dr. Narayan’s work at Michigan State University and any related inventions and his work with us and related inventions. In exchange for the consulting services, we pay Dr. Narayan $12,000 per month. The consulting agreement was amended effective January 11, 2022 to extend the initial term by an additional five years, and unless earlier terminated by the parties, the consulting agreement terminates on January 11, 2027. Either party may terminate the consulting agreement earlier upon 30 days prior written notice. The consulting agreement will terminate automatically upon the death of Dr. Narayan or in the event of his disability that prevents him from performing the consulting services under the agreement. We paid consulting fees to Bioplastic Polymers LLC, which is owned by Ramani Narayan, Ph.D., in the aggregate amount of $144,000 during the fiscal year ended August 31, 2022.

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EXECUTIVE COMPENSATION

Compensation Review

In this Compensation Review, we describe the key principles and approaches we use to determine elements of compensation paid to, awarded to and earned by G. Patrick Lynch, who serves as our President and Chief Executive Officer (referred to as our “CEO”), and Matthew C. Wolsfeld, who serves as our Chief Financial Officer (referred to as our “CFO”). Their compensation is set forth in the Summary Compensation Table found later in this proxy statement. The CEO and CFO are the only two individuals who have been designated by our Board of Directors as “executive officers” of NTIC within the meaning of the federal securities laws. This Compensation Review should be read in conjunction with the accompanying compensation tables, corresponding notes and narrative discussion, as they provide additional information and context to our compensation disclosures. We refer to the CEO and CFO in this proxy statement as our “named executive officers” or “executives.”

When reading this Compensation Review, please note that we are a “smaller reporting company” under the federal securities laws and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. This Compensation Review is intended to supplement the SEC-required disclosure, which is included below this section, and it is not a Compensation Discussion and Analysis.

Executive Summary

One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executives with those of our stockholders and by emphasizing pay for performance in our compensation programs. We believe we accomplish this objective primarily through our annual bonus plan, which compensates executives for achieving annual corporate financial goals and individual goals.

Our fiscal 2022 total net sales increased 31.3% to $74,158,890 compared to fiscal 2021 and NTIC incurred net income attributable to NTIC of $6,324,700, or $0.66 per diluted common share, for fiscal 2022 compared to net income attributable to NTIC of $6,281,238, or $0.64 per diluted common share.

Total compensation for our named executive officers for fiscal 2022 decreased approximately 16% compared to fiscal 2021 as a result of decreased annual bonus plan payouts.

Compensation Highlights and Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and principles and benefit our stockholders, such as the following:

•	Pay for performance. We tie compensation directly to financial performance. Our annual bonus plan pays out only if a certain minimum adjusted earnings threshold is met, and the payouts are completely dependent upon our actual adjusted earnings.

•	At-risk pay. A significant portion of executives’ compensation is “performance-based” or “at risk.” For fiscal 2022, approximately 45% of total compensation for our named executive officers was performance-based, assuming grant date fair values for equity awards.

•	Equity-based pay. A significant portion of executives’ compensation is “equity-based” and in the form of stock-based incentive awards. For fiscal 2022, approximately 27% of total compensation for our named executive officers was equity-based, assuming grant date fair values for equity awards.

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•	Clawback policy. Our stock incentive plan and related award agreements include a “clawback” mechanism to recoup incentive compensation if it is determined that executives engaged in certain conduct adverse to our interests. In addition, in August 2018, we adopted a clawback policy pursuant to which we may recover certain incentive compensation from current or former executive officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly or the executive engaged in egregious conduct that is substantially detrimental to NTIC.

•	No tax gross-ups. We do not provide any tax “gross-up” payments in connection with any compensation, benefits or perquisites provided to our executives.

•	Limited perquisites. We provide only limited perquisites to our executives.

•	Stock ownership guidelines. We maintain stock ownership guidelines that allow us to ensure that the interests of our executive officers are closely aligned with those of our stockholders.

•	No hedging or pledging. We prohibit our executives from engaging in hedging transactions, such as short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging our common stock in any significant respect.

Say-on-Pay Vote

At our 2022 Annual Meeting of Stockholders, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our named executive officers, or a “say-on-pay” vote. Of the votes cast by our stockholders, approximately 99% were in favor of our “say-on-pay” proposal. Accordingly, the Compensation Committee generally believes that these results affirmed stockholder support of our approach to executive compensation and did not believe it was necessary to make, and therefore has not made, any changes to our executive pay program solely in response to that vote. In accordance with the result of the advisory vote on the frequency of the say-on-pay vote, which was conducted at our 2020 Annual Meeting of Stockholders, our Board of Directors has determined that we will conduct an executive compensation advisory vote every year. Accordingly, the next say-on-pay vote will occur at our 2023 Annual Meeting of Stockholders. Our next vote on the frequency of the say-on-pay vote will occur at our 2026 Annual Meeting of Stockholders.

Executive Compensation Objectives

Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward qualified and talented executives that will enable us to grow our business, achieve our annual, long-term and strategic goals and drive long-term stockholder value.

The following core principles provide a framework for our executive compensation program:

•	Align interests of our executives with stockholder interests;

•	Integrate compensation with our business plans and strategic goals;

•	Link amount of compensation to both company and individual performance; and

•	Provide fair and competitive compensation opportunities that attract and retain executives.

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How We Make Compensation Decisions

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy. Each of these elements and their roles are described briefly below.

Role of the Compensation Committee. The Compensation Committee, which is comprised solely of independent directors, oversees our executive compensation program. Within its duties, the Compensation Committee recommends compensation for the CEO and CFO. In doing so, the Compensation Committee:

•	Approves and recommends that the Board approve the total executive compensation package for each executive, including his base salary, annual bonus payout and annual stock option awards;

•	Approves and recommends that the Board approve the terms of our annual bonus plan;

•	Approves and recommends that the Board approve annual stock option grants;

•	Evaluates market competitiveness of our executive compensation program; and

•	Evaluates proposed significant changes to all other elements of our executive compensation program.

In setting or recommending executive compensation for our executives, the Compensation Committee considers the following primary factors:

•	each executive’s position within NTIC and the level of responsibility;

•	the ability of the executive to impact key business initiatives;

•	the executive’s individual experience and qualifications;

•	company performance, as compared to specific pre-established objectives;

•	individual performance, generally and as compared to specific pre-established objectives;

•	the executive’s current and historical compensation levels;

•	advancement potential and succession planning considerations;

•	an assessment of the risk that the executive would leave NTIC and the harm to our business initiatives if the executive left;

•	the retention value of executive equity holdings, including outstanding stock options;

•	the dilutive effect on the interests of our stockholders of long-term equity-based incentive awards; and

•	anticipated share-based compensation expense as determined under applicable accounting rules.

The Compensation Committee also considers the recommendations of the CEO with respect to executive compensation to be paid to other executives and employees. The significance of any individual factor described above in setting executive compensation will vary from year to year and may vary among our executives. In making its final decision regarding the form and amount of compensation to be paid to our named executive officers (other than the CEO), the Compensation Committee considers and gives great weight to the recommendations of the CEO recognizing that due to his reporting and otherwise close relationship with each executive and employee, the CEO often is in a better position than the Compensation Committee to evaluate the performance of each executive (other than himself). In making its final decision regarding the form and amount of compensation to be paid to the CEO, the Compensation Committee considers the results of the CEO’s self-review and his individual annual performance review by the Compensation Committee and the recommendations of our non-employee directors. The CEO’s compensation is approved by the Board of Directors (with the CEO abstaining), upon recommendation of the Compensation Committee.

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Role of Management. Management’s role is to provide current compensation information to the Compensation Committee and provide analysis and recommendations on executive compensation to the Compensation Committee based on the executive’s level of professional experience; the executive’s duties and responsibilities; individual performance; tenure; and historic corporate performance. None of our executives, including the CEO, provides input or recommendations with respect to his own compensation.

Use of Market Data. Since there are no public companies of which NTIC is aware that are substantially similar to NTIC, in terms of its business, industry and corporate profile, the Compensation Committee has not used market data to review and evaluate executive compensation in any material respect. However, the Compensation Committee has historically used a group of peer companies with a market capitalization similar to NTIC and either in a similar industry or located in Minnesota.

Elements of Our Executive Compensation Program

Our executive compensation program for the fiscal year ended August 31, 2022 consisted of the following key elements:

•	Base salary;
•	Annual incentive compensation;
•	Long-term equity-based incentive compensation, in the form of stock options; and
•	All other compensation, including health and welfare benefits, retirement plans and perquisites.

The table below provides some of the key characteristics of and purpose for each element along with some key actions taken during fiscal 2022.

Element	Key Characteristics	Purpose	Key Fiscal 2022 Actions
Base Salary	A fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.	Provide a source of fixed income that is competitive and reflects scope and responsibility of the position held.	Our named executive officers received an 8.0% increase to their fiscal 2021 annual base salaries.
Annual Incentive	A variable, short-term element of compensation that is typically payable in cash and is based on Adjusted EBITOI and individual performance goals.	Motivate and reward our executives for achievement of annual business results intended to drive overall company performance.

Messrs. Lynch and Wolsfeld received bonuses in the amount of $406,527 and $300,476, respectively, in each case representing 86.5% of their annual base salary. A portion of the annual incentive earned for fiscal 2022 was paid in the form of a stock option grant made at the beginning of fiscal 2022, resulting in cash bonuses of $169,310 for Mr. Lynch and $125,142 for Mr. Wolsfeld.

Long-Term Equity-Based Incentive

A variable, long-term element of compensation that is provided in the form of stock options. Stock options are time-based and vest annually over three years. Options granted prior to fiscal 2021 vested on the one-year anniversary of the grant date.

		Align the interests of our executives with the long-term interests of our stockholders; promote stock ownership and create significant incentives for executive retention.	No significant changes were made. The fiscal 2022 stock option grant was intended as partial payout of the fiscal 2022 annual bonus program.
Health and Welfare Benefits	Includes health, dental and life insurance.	Provide competitive health and welfare benefits at a reasonable cost and promote employee health.	No significant changes were made.
Retirement Plans

Includes a 401(k) plan.

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. We also do not provide any nonqualified defined contribution or other deferred compensation plans.

		Provide an opportunity for employees to save and prepare financially for retirement.	No significant changes were made.
Perquisites	Includes use of a company-owned automobile. We do not provide any other perquisites to our executives.	Assist in the attraction and retention of executives.	No significant changes were made.

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We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in fiscal 2022.

Base Salary. We provide a base salary for our named executive officers, which, unlike some of the other elements of our executive compensation program, is not subject to company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year.

We initially fix base salaries for our executives at a level that we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. The Compensation Committee reviews base salaries for our named executive officers each year typically in August and generally recommends to the Board of Directors any increases for the following fiscal year in August. Any increases in base salaries are effective as of September 1.

The Compensation Committee’s recommendations to the Board of Directors regarding the base salaries of our named executive officers are based on a number of factors, including:  the executive’s level of responsibility, prior experience and base salary for the prior year, the skills and experiences required by the position, length of service with NTIC, past individual performance, cost of living increases and other considerations the Compensation Committee deems relevant. The Compensation Committee also recognizes that in addition to the typical responsibilities and duties held by our executives, by virtue of their positions, our executives, due to the small number of our executives and employees, often possess additional responsibilities and perform additional duties that would be typically delegated to others in most organizations with additional personnel and resources.

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Annualized base salary rates for fiscal 2021 and fiscal 2022 for our named executive officers were as follows:

Name	Fiscal 2021	Fiscal 2022	% Change From Fiscal 2021
G. Patrick Lynch	$435,393	$470,224	8.0%
Matthew C. Wolsfeld	321,812	347,557	8.0%

The Board of Directors, upon recommendation of the Compensation Committee, recently set base salaries for fiscal 2022. Both Mr. Lynch’s and Mr. Wolsfeld’s base salaries for fiscal 2022 increased by 8.0% of their respective base salaries for fiscal 2021.

Annual Incentive Compensation. In addition to base compensation, we provide our named executive officers the opportunity to earn annual incentive compensation based on the achievement of certain company and individual related performance goals. Our annual bonus program, along with our stock ownership guidelines, directly aligns the interests of our executive officers and stockholders by providing an incentive for the achievement of key corporate and individual performance measures that are critical to the success of NTIC and linking a significant portion of each executive’s annual compensation to the achievement of such measures.

Under the annual bonus plan for fiscal 2022, the total amount available under the bonus plan for all plan participants, including our two executive officers, as in past years, was a percent (25%) of NTIC’s earnings before interest, taxes and other income, as adjusted to take into account amounts to be paid under the bonus plan and certain other adjustments (referred to as “Adjusted EBITOI”). For fiscal 2022, the other adjustments included amounts paid under NTIC’s sales and management bonus plan and profit sharing plan and a portion of stock-based compensation expense. As in past years, for fiscal 2022, for each named executive officer participant, 75% of the amount of their individual bonus payout was determined based upon their individual allocation percentage of the total amount available under the bonus plan, and 25% of their individual payout was determined based upon their achievement of certain pre-established but more qualitative individual performance objectives.

A plan participant’s individual allocation percentage of the total amount available under the bonus plan was based on the number of plan participants (which for fiscal 2022 was seven participants), the individual’s annual base salary for fiscal 2022 and the individual’s position and level of responsibility within NTIC. Individual allocation percentages ranged from approximately 6% to 23%. Mr. Lynch’s individual allocation percentage for fiscal 2022 was approximately 23% and Mr. Wolsfeld’s individual allocation percentage for fiscal 2022 was approximately 17% of a total management bonus pool of approximately $734,675.

Mr. Lynch’s individual performance objectives for fiscal 2022 related primarily to NTIC’s acquisition of entity in India, operations in China, management of pending litigation, improvement and maintenance of key joint venture relationships, improvement and maintenance of investors relations and retention and improvement of key personnel. Mr. Wolsfeld’s individual performance objectives for fiscal 2022 related primarily to acquisition of entity in India, investor relations and management of NTIC’s Human Resources department. In the case of both Mr. Lynch and Mr. Wolsfeld, the Compensation Committee determined each executive achieved his individual performance objectives at a 100% achievement level.

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Mr. Lynch received a total cash bonus of $169,310 for fiscal 2022 and Mr. Wolsfeld received a total bonus of $125,142 for fiscal 2022. Additionally, a portion of the annual bonus earned was paid in the form of a stock option grant on September 1, 2021.

The structure and material terms of our annual bonus plan for fiscal 2023 are similar to the annual bonus plan for fiscal 2022. As in past years, the payment of bonuses under the plan for fiscal 2023 will be discretionary and may be paid to participants in cash and/or shares of NTIC common stock.

Long-Term Equity-Based Incentive Compensation. The long-term equity-based incentive compensation component of our executive compensation program consists of annual option grants to our executives and certain other employees. The stock options are typically granted on the first business day of each fiscal year.

Accordingly, on September 1, 2021, NTIC granted Mr. Lynch an option to purchase 32,540 shares of common stock and Mr. Wolsfeld an option to purchase 24,051 shares of common stock. In response to stockholder concerns, these options vest annually over three years, as opposed to vesting in full on the first anniversary of the date of grant. More recently, on September 1, 2022, NTIC granted Mr. Lynch an option to purchase 47,517 shares of common stock and Mr. Wolsfeld an option to purchase 35,121 shares of common stock. These stock options vest annually over three years.

In determining the number of stock options to grant to our executives and other employees, the Board of Directors, upon recommendation of the Compensation Committee, considered the anticipated amount to be earned under the annual bonus plan and a portion of which it preferred to pay out in the form of a stock option grant and the total amount of stock-based compensation expense budgeted for such options and divided that amount by the grant date fair value per share to obtain a total option pool. Of the total option pool, the number of options to be granted to each executive and employee receiving options was then determined based on the individual’s base salary as a percentage of the total aggregate base salaries of all executive and employees receiving option grants.

The Compensation Committee’s primary objectives with respect to long-term equity-based incentive compensation, along with our stock ownership guidelines, are to align the interests of our executives with the long-term interests of our stockholders, promote stock ownership and create significant incentives for executive retention. Long-term equity-based incentives are intended to comprise a significant portion of each executive’s compensation package, consistent with our executive compensation objective to align the interests of our executives with the interests of our stockholders. For fiscal 2022, equity-based compensation comprised over 27% of the total compensation for Mr. Lynch and Mr. Wolsfeld, assuming grant date fair value for equity awards. All equity-based compensation granted to our executives and other employees is granted under our then current stockholder-approved stock incentive plan.

The Compensation Committee uses stock options as opposed to other equity-based incentive awards since the Compensation Committee believes that options effectively incentivize executives to maximize company performance, as the value of awards is directly tied to an appreciation in the value of our common stock. Stock options also provide an effective retention mechanism because of vesting provisions. An important objective of our long-term equity-based incentive program is to strengthen the relationship between the long-term value of our common stock and the potential financial gain for our executives. Stock options provide recipients with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. The vesting of our stock options is time-based – over three years and previously upon the one-year anniversary of the date of grant. Our policy is to grant options only with an exercise price equal to or more than the fair market value of our common stock on the grant date. Under the terms of our incentive plan, fair market value is defined as the mean between the reported high and low sale prices of our common stock as of the grant date at the end of the regular trading session, as reported on the Nasdaq Global Market. Because stock options become valuable only if the share price increases above the exercise price and the option holder remains employed during the period required for the option to vest, they provide an incentive for an executive to remain employed. In addition, stock options link a portion of an employee’s compensation to the interests of our stockholders by providing an incentive to achieve corporate goals and increase the market price of our common stock over the vesting period.

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Through the grant of stock options, we seek to align the long-term interests of our executives with the long-term interests of our stockholders by creating a strong and direct link between compensation and long-term stockholder return. When our executives deliver returns to our stockholders, in the form of increases in our stock price or otherwise, stock options permit an increase in their compensation. We also believe that stock options enable our executives to achieve a meaningful equity ownership in NTIC and enable us to attract, retain and motivate our executives by maintaining competitive levels of total compensation.

As described in more detail below, in November 2021, the Board of Directors adopted stock ownership guidelines to align the interests of our executives with the interests of our stockholders, and under the terms of our insider trading policy, our executives are prohibited from engaging in any hedging or significant pledging of their shares of our common stock.

All Other Compensation. It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. The only significant perquisite that we provide to our executives is the personal use of a company-owned vehicle. Our executives also receive benefits, which are also received by our other employees, including participation in the Northern Technologies International Corporation 401(k) Plan and health, dental and life insurance benefits. Under the 401(k) plan, all eligible participants, including our executives, may voluntarily request that we reduce his or her pre-tax compensation by up to 10% (subject to certain special limitations) and contribute such amounts to a trust. We typically contribute an amount equal to 50% of the first 7% of the amount that each participant contributed under this plan. We do not provide pension arrangements or post-retirement health coverage for our executives or employees. We also do not provide any nonqualified defined contribution or other deferred compensation plans.

Change in Control and Post-Termination Severance Arrangements

Change in Control Arrangements. To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in our stock incentive plans and written employment agreements with our executives. These arrangements are designed to incentivize our executives to remain with NTIC in the event of a change in control or potential change in control.

Under the terms of our stock incentive plans and the individual award documents provided to recipients of awards under those plans, all stock options become immediately vested and exercisable upon the completion of a change in control of NTIC. For more information, see “—Potential Payments Upon Termination or Change in Control—Change in Control Arrangements.” Thus, the immediate vesting of stock options is triggered by the change in control, itself, and thus is known as a “single trigger” change in control arrangement. We believe these “single trigger” equity acceleration change in control arrangements provide important retention incentives during what can often be an uncertain time for executives. They also provide executives with additional monetary motivation to focus on and complete a transaction that the Board of Directors believes is in the best interests of our stockholders rather than to seek new employment opportunities. If an executive were to leave before the completion of the change in control, non-vested options held by the executive would terminate.

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In addition, we have entered into employment agreements with our named executive officers to provide certain payments and benefits in the event of a change in control, which are payable only in the event their employment is terminated in connection with the change in control (“double-trigger” provisions). These change in control protections provide consideration to executives for certain restrictive covenants that apply following termination of employment and provide continuity of management in connection with a threatened or actual change in control transaction. If an executive’s employment is terminated without “cause” or by the executive for “good reason” (as defined in the employment agreements) within 24 months following a change in control, the executive will be entitled to receive a lump sum payment equal to two times, in the case of the CEO, and one and one-half times, in the case of the CFO, his average total annual compensation for the two most recently completed fiscal years. The average total annual compensation will be determined based on the calculation used to determine total compensation in the Summary Compensation Table. Accordingly, it will not include equity gains; only, the grant date fair value of equity grants. Additionally, each of the CEO and CFO is eligible to receive a pro rata portion of the target bonus that the executive otherwise would have been eligible to receive under our bonus plan for the fiscal year during which the executive’s employment is terminated, with such pro rata portion based on the number of completed months during the fiscal year that the executive was employed with NTIC. These arrangements, and a quantification of the payment and benefits provided under these arrangements, are described in more detail under “—Potential Payments Upon Termination or Change in Control—Change in Control Arrangements.” Other than the immediate acceleration of equity-based awards, which we believe aligns our executives’ interests with those of our stockholders by allowing executives to participate fully in the benefits of a change in control as to all of their equity, in order for a named executive officer to receive any other payments or benefits as a result of a change in control of NTIC, there must be a termination of the executive’s employment, either by us without cause or by the executive for good reason. The termination of the executive’s employment by the executive without good reason will not give rise to additional payments or benefits either in a change in control situation or otherwise. Thus, these additional payments and benefits will not just be triggered by a change in control, but also will require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements. As opposed to the immediate acceleration of stock options, we believe that other change in control payments and benefits should properly be tied to termination following a change in control, given the intent that these amounts provide economic security to ease the executive’s transition into new employment.

We believe these change in control arrangements are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller company where there is a meaningful risk that NTIC may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of NTIC, might consider seeking employment alternatives to be less risky than remaining with NTIC through the transaction. We believe that relative to NTIC’s overall value, our potential change in control benefits are relatively small. We also believe that the form and amount of these change in control benefits are fair and reasonable to both NTIC and our executives. The Compensation Committee reviews our change of control arrangements periodically to ensure that they remain necessary and appropriate.

Other Severance Arrangements. Each of our named executive officers is entitled to receive severance benefits upon certain other qualifying terminations of employment, other than a change in control, pursuant to the provisions of such executive’s employment agreement. These severance arrangements are primarily intended to retain our executives and provide consideration to those executives for certain restrictive covenants that apply following termination of employment. Additionally, we entered into the employment agreements because they provide us valuable protection by subjecting the executives to restrictive covenants that prohibit the disclosure of confidential information during and following their employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following their termination of employment. For more information on our employment agreements and severance arrangements with our named executive officers, see the discussions below under “—Summary Compensation—Employment Agreements” and “—Potential Payments Upon a Termination or Change in Control.”

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We believe that the form and amount of these severance benefits are fair and reasonable to both NTIC and our executives. The Compensation Committee reviews our severance arrangements periodically to ensure that they remain necessary and appropriate.

Stock Ownership Guidelines

In November 2021, the Board of Directors adopted stock ownership guidelines that are intended to align the interests of our executive officers with those of our stockholders. As of the date of this proxy statement, each of our executive officers required to meet the stock ownership guidelines had met such guideline. The stock ownership guidelines for our executive officers are as follows:

Position	Guideline
Chief Executive Officer	6x annual base salary
Other Executive Officers	3x annual base salary

Hedging and Pledging Policies

Our insider trading policy prohibits NTIC directors, officers, employees, consultants and their immediate family members, other household members and controlled entities from engaging in hedging or monetization transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of NTIC securities, including, without limitation, prepaid variable forward contracts, equity swaps, collars and exchange funds. In addition, our insider trading policy limits the ability of the individuals listed above to pledge NTIC securities. NTIC securities may only be pledged in an insignificant manner if the individual has a compelling reason for the pledge and is able to demonstrate the financial capacity to repay the loan without resort to the pledged securities. The proposed transaction must be submitted at least two weeks prior to its proposed execution in order for the Chief Financial Officer to review and approve the transaction.

Clawback Policy

We have a clawback policy pursuant to which we may recover certain incentive compensation from current or former executive officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly or the executive engaged in egregious conduct that is substantially detrimental to NTIC.

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Summary of Cash and Other Compensation

The table below provides summary information concerning all compensation awarded to, earned by or paid to named executive officers. G. Patrick Lynch, our President and Chief Executive Officer, serves as our principal executive officer, and Matthew C. Wolsfeld, our Chief Financial Officer and Corporate Secretary, serves as our principal financial officer. Mr. Lynch and Mr. Wolsfeld are the only two individuals who have been designated by our Board of Directors as “executive officers” of NTIC.

SUMMARY COMPENSATION TABLE – FISCAL 2022

Name and Principal Position	Fiscal Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
G. Patrick Lynch	2022	$470,224	$237,217	$169,310	$13,102	$889,853
President and Chief Executive Officer	2021	435,392	233,195	376,539	13,102	1,058,228
Matthew C. Wolsfeld	2022	347,557	175,334	125,142	12,875	660,908
Chief Financial Officer and Corporate Secretary	2021	321,812	172,362	278,311	12,875	785,360

(1)	On September 1, 2021, each of the named executive officers was granted a stock option under the Northern Technologies International Corporation 2019 Stock Incentive Plan. We refer you to the information under the heading “Compensation Review—Elements of Our Executive Compensation Program—Long-Term Equity-Based Incentive Compensation” for a discussion of the option grants and their terms. The amounts reflected in the column entitled “Option Awards” for each officer represent the aggregate grant date fair value for the option awards, as computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on a Black-Scholes option pricing model. The grant date fair value per share for the options granted on September 1, 2021 was $7.29 and was determined using the following specific assumptions: risk free interest rate: 0.77%; expected life: 10.0 years; expected volatility: 45.4%; and expected dividend yield: 0%.

(2)	The amounts reflected in the column entitled “Non-Equity Incentive Plan Compensation” reflect the cash amount of bonus earned by each of the officers in consideration for their fiscal 2022 and 2021 performance, respectively, but paid to such officers during fiscal 2023 and 2022, respectively. We refer you to the information under “Compensation Review—Elements of Our Executive Compensation Program—Annual Incentive Compensation” for a discussion of the factors taken into consideration by the Board of Directors, upon recommendation of the Compensation Committee, in determining the amount of bonus paid to each named executive officer.

(3)	The amounts shown in the column entitled “All Other Compensation” for fiscal 2022 include the following with respect to each named executive officer:

Name	401(k) Match	Personal Use of Auto
G. Patrick Lynch	$8,750	$4,352
Matthew C. Wolsfeld	8,750	4,125

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Outstanding Equity Awards at Fiscal Year End

The table set forth below provides information regarding stock options for each of our named executive officers that remained outstanding at August 31, 2022. Note that because of the grant date, the table set forth below does not reflect option grants on September 1, 2022. We did not have any equity incentive plan awards or stock awards outstanding at August 31, 2022. Share and per share data have been adjusted to reflect our two-for-one stock split that was effective June 28, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—FISCAL 2022

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
G. Patrick Lynch	11,610	0		7.35	08/31/2023
	10,488	0		10.05	08/31/2024
	14,574	0		7.43	08/31/2025
	16,072	0		6.70	08/31/2026
	11,704	0		9.18	08/31/2027
	27,596	0		18.23	08/31/2028
	58,651	0		10.80	08/31/2029
	24,914	49,828	(2)	8.24	08/31/2030
	0	32,540	(3)	16.97	08/31/2031
Matthew C. Wolsfeld	8,582	0		7.35	08/31/2023
	7,752	0		10.05	08/31/2024
	10,772	0		7.43	08/31/2025
	11,880	0		6.70	08/31/2026
	8,650	0		9.18	08/31/2027
	20,396	0		18.23	08/31/2028
	43,351	0		10.80	08/31/2029
	18,415	36,829	(2)	8.24	08/31/2030
	0	24,051	(3)	16.97	08/31/2031

(1)	All options described in this table were granted under the Northern Technologies International Corporation 2019 Stock Incentive Plan or the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan. Under these plans, upon the occurrence of a change in control, the unvested and unexercisable options will be accelerated and become fully vested and immediately exercisable as of the date of the change in control. For more information, we refer you to the discussion below under “—Stock Incentive Plans.”

(2)	These options vest over a three-year period, with one-third of the underlying shares vesting on each of September 1, 2021, 2022 and 2023 so long as the individual remains an employee of NTIC as of such date.

(3)	These options vest over a three-year period, with one-third of the underlying shares vesting on each of September 1, 2022, 2023 and 2024 so long as the individual remains an employee of NTIC as of such date.

Stock Incentive Plans

We have two stock incentive plans under which stock options are currently outstanding: the Northern Technologies International Corporation Amended and Restated 2019 Stock Incentive Plan and the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan. However, future stock incentive awards may only be granted under the Northern Technologies International Corporation Amended and Restated 2019 Stock Incentive Plan. Under the terms of the 2019 plan, our named executive officers, in addition to other employees and individuals, are eligible to receive stock-based compensation awards, such as stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, and other stock-based awards. To date, only incentive and non-statutory stock options have been granted under the plan. The plan contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual limits for non-employee directors and other grant limits.

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Incentive stock options must be granted with a per share exercise price equal to at least the fair market value of a share of our common stock on the date of grant. For purposes of the plan, the fair market value of our common stock is the mean between the reported high and low sale price of our common stock, as reported by the Nasdaq Global Market. We generally set the per share exercise price of all stock options granted under the plan at an amount equal to the fair market value of a share of our common stock on the date of grant.

Except in connection with certain specified changes in our corporate structure or shares, the Board of Directors or Compensation Committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option or stock appreciation right by amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price, cancelling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price, or other incentive awards, or repurchasing the underwater options or stock appreciation rights and granting new incentive awards under the plan. For purposes of the plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of our common stock is less than the exercise price.

We generally provide for the vesting of stock options in equal annual installments over a three-year period commencing on the one-year anniversary of the date of grant for employees and in full on the one-year anniversary of the date of grant for directors. We generally provide for option terms of ten years.

Optionees may pay the exercise price of stock options in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by (1) using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of our common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to us and directs us to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; or (2) using a cashless exercise procedure pursuant to which the optionee surrenders to us shares of our common stock either underlying the option or that are otherwise held by the optionee.

Under the terms of the plan, unless otherwise provided in a separate agreement or amended in connection with an optionee’s termination of employment, if a named executive officer’s employment or service with NTIC terminates for any reason, the unvested portion of the options held by such officer will immediately terminate, and the executive’s right to exercise the then vested portion of the options will:

•	immediately terminate if the executive’s employment or service relationship with NTIC terminates for “cause”;
•	continue for a period of 12 months if the executive’s employment or service relationship with NTIC terminates as a result of the executive’s death, disability or retirement; or
•	continue for a period of three months if the executive’s employment or service relationship with NTIC terminates for any reason, other than for cause or upon death, disability or retirement.

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As set forth in the plan, the term “cause” is as defined in any employment or other agreement or policy applicable to the named executive officer or, if no such agreement or policy exists, means (i) dishonesty, fraud, misrepresentation, embezzlement or other act of dishonesty with respect to us or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with us or any subsidiary.

Under the terms of the plan, if a participant is determined by the committee to have taken any action that would constitute “cause” or an “adverse action” during or within one year after the termination of the participant’s employment or other service with NTIC, all rights of the participant under the plan and any incentive award agreements then held by the participant will terminate and be forfeited without notice of any kind, and the committee may rescind the exercise, vesting or issuance of, or payment in respect of, any incentive awards of the participant that were exercised, vested or issued, or as to which such payment was made, and require the participant to pay any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment. Additionally, as applicable, we may defer the exercise of any option or stock appreciation right for a period of up to six months after receipt of a participant’s written notice of exercise or the issuance of share certificates upon the vesting of any incentive award for a period of up to six months after the date of such vesting in order for the committee to make any determination as to the existence of cause or an adverse action. An “adverse action” includes any of the following actions or conduct that the committee determines to be injurious, detrimental, prejudicial or adverse to our interests: (i) disclosing any confidential information of NTIC or any subsidiary to any person not authorized to receive it; (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the committee competes with our business or the business of any of our subsidiaries; or (iii) interfering with our relationships or the relationships of our subsidiaries and our and their respective employees, independent contractors, customers, prospective customers and vendors.

As described in more detail under “—Post-Termination Severance and Change in Control Arrangements” if there is a change in control of NTIC, then, under the terms of agreements evidencing options granted to our named executive officers and other employees under the plan, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the executive to whom such options have been granted remains in the employ or service of us or any of our subsidiaries.

Post-Termination Severance and Change in Control Arrangements

We have entered into employment agreements with G. Patrick Lynch, NTIC’s President and Chief Executive Officer, and Matthew C. Wolsfeld, NTIC’s Chief Financial Officer and Corporate Secretary. Although each executive’s employment with NTIC remains “at will,” the employment agreements provide each executive with certain severance benefits in the event the executive’s employment is terminated by us without “cause” or by the executive for “good reason” and the executive executes and does not revoke a separation agreement and a release of all claims.

If an executive’s employment is terminated by us without “cause” or by the executive for “good reason,” in addition to any accrued but unpaid salary and benefits through the date of termination, the executive will be entitled to a severance cash payment from us in an amount equal to two times (one and one-half times, in the case of Mr. Wolsfeld) the executive’s average total annual compensation for the two most recently completed fiscal years. The average total annual compensation will be determined based on the calculation used to determine total compensation in the Summary Compensation Table. Accordingly, it will not include equity gains; only, the grant date fair value of equity grants. Additionally, the CEO and CFO are eligible to receive a pro rata portion of the target bonus that the executive otherwise would have been eligible to receive under our bonus plan for the fiscal year during which the executive’s employment is terminated, with such pro rata portion based on the number of complete months during the fiscal year that the executive was employed with NTIC. The severance payment will be paid in several installments in the form of salary continuation in accordance with our normal payroll practices over a 24-month period (18-month period, in the case of Mr. Wolsfeld). If, however, the termination event occurs within 24 months after a change in control of NTIC, the severance payment will be paid in one lump sum. If the executive is eligible for and timely elects continued coverage under our group medical plan, group dental plan and/or group vision plan pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (referred to as “COBRA”), for each of the first 18 months of the COBRA continuation period, we also will reimburse the executive in an amount equal to the difference between the amount the executive pays for such COBRA continuation coverage each month and the amount paid by a full-time active employee each month for the same level of coverage elected by the executive. In addition, all outstanding and unvested options to purchase shares of our common stock and other stock incentive awards granted to the executive under our stock incentive plan will become immediately vested and exercisable.

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Under the employment agreements, “cause” is defined as (i) the executive’s material breach of any of the executive’s obligations under the employment agreement or the executive’s willful and continued failure or refusal to perform his duties, responsibilities and obligations as an executive officer of NTIC, for reasons other than the executive’s disability, to the satisfaction of the Board of Directors; (ii) the executive’s commission of an act of dishonesty, fraud, embezzlement, misappropriation, or intentional and deliberate injury or material breach of fiduciary duty, or material breach of the duty of loyalty related to or against us or our business, or any unlawful or criminal activity of a serious nature involving any felony, or conviction by a court of competent jurisdiction of, or pleading guilty or nolo contendere to, any felony or any crime involving moral turpitude; or (iii) the existence of any court order or settlement agreement prohibiting the executive’s continued employment with NTIC.

“Good reason” is defined as (i) a material diminution in the executive’s authority, duties or responsibilities; (ii) a material diminution in the executive’s annual base salary; (iii) a material change in the geographic location at which we require the executive to provide services, except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any action or inaction that constitutes a material breach by us of the employment agreement.

“Change in control” has the meaning assigned to such term in our stock incentive plan as in effect from time to time to the extent such change in control is a “change of control event” as defined under Code Section 409A and applicable Internal Revenue Service regulations. Under the terms of our stock incentive plan, a “change in control” means:

•	the sale, lease, exchange or other transfer of all or substantially all of our assets to a corporation that is not controlled by us;
•	the approval by our stockholders of any plan or proposal for our liquidation or dissolution;
•	certain merger or business combination transactions;
•	more than 40% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and
•	certain changes in the composition of our Board of Directors.

If a change in control of NTIC had occurred on August 31, 2022, the number of options indicated in the table below held by each of our named executive officers would have been automatically accelerated and exercisable. The estimated value of the automatic acceleration of the vesting of unvested stock options held by a named executive officer as of August 31, 2022 is also indicated in the table below and is based on the difference between: (i) the market price of the shares of our common stock underlying the unvested stock options held by such officer as of August 31, 2022 (based on the closing sale price of our common stock on the last trading day of fiscal 2022, August 31, 2022 — $11.78), and (ii) the exercise price of the options.

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Executive Officer	Number of Unvested Options Subject to Automatic Acceleration	Estimated Value of Automatic Acceleration of Vesting
G. Patrick Lynch	82,368	$176,391
Matthew C. Wolsfeld	60,880	130,376

If the employment of our named executive officers was terminated as of August 31, 2022, they would have been entitled to the following compensation and benefits, depending upon the applicable triggering event:

		Triggering Event
Executive Officer	Type of Payment	Voluntary/ For Cause Termination	Involuntary Termination without Cause	Qualifying Change in Control Termination	Death	Disability
G. Patrick Lynch	Cash severance(1)	$0	$1,948,081	$1,948,081	$0	$0
	Benefits continuation(2)	0	29,940	29,940	0	0
	Equity acceleration(3)	0	176,391	176,391	0	0
	Total:	$0	$2,154,412	$2,154,412	$0	$0

Matthew C. Wolsfeld	Cash severance(1)	$0	$1,084,701	$1,084,701	$0	$0
	Benefits continuation(2)	0	29,940	29,940	0	0
	Equity acceleration(3)	0	130,376	130,376	0	0
	Total:	$0	$1,245,017	$1,245,017	$0	$0

(1)	Represents the value of two times (one and one-half times, in the case of Mr. Wolsfeld) the executive’s average total annual compensation for the two most recently completed fiscal years. Does not include a pro rata portion of the target bonus that the executive otherwise would have been eligible to receive under our bonus plan for the fiscal year during which the executive’s employment is terminated, since in light of the assumed termination date of August 31, 2022, the last day of the fiscal year, such bonus would have been earned.

(2)	Represents the value of medical, dental and vision benefit continuation for each executive and their family for 18 months following the executive’s termination.

(3)	Represents the value of acceleration of all unvested shares that are subject to options, based on the difference between the closing sale price of $11.78 per share as of the last trading day of fiscal 2022, August 31, 2022, and the exercise price.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. Except as otherwise disclosed in this proxy statement, no member of the Compensation Committee has had any relationship with NTIC requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served as a director, or member of the compensation committee (or other committee serving an equivalent function), of an organization that has an executive officer also serving as a member of our Board of Directors or Compensation Committee.

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RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

Introduction

Below under “—Description of Related Party Transactions” is a description of transactions that have occurred during the past fiscal year, or any currently proposed transactions, to which we were or are a participant and in which:

•	the amounts involved exceeded or will exceed the lesser of: $120,000 or one percent (1%) of the average of our total assets at year end for the last two completed fiscal years; and

•	a related person (including any director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family) had or will have a direct or indirect material interest.

These transactions are referred to as “related party transactions.”

Procedures Regarding Approval of Related Party Transactions

As provided in our Corporate Governance Guidelines, the Audit Committee will review, approve or ratify reportable related party transactions by use of the following procedures:

•	NTIC’s Chief Financial Officer, with the assistance of NTIC’s legal counsel, will evaluate the disclosures provided in the director and officer questionnaires and from data obtained from NTIC’s records for potential related person transactions.

•	Management will periodically, but no less than annually, report to the Audit Committee on all related person transactions that occurred since the beginning of the prior fiscal year or that it believes will occur in the next year. Such report should include information as to (i) the related person’s relationship to NTIC and interest in the transaction; (ii) the material facts of the transaction; (iii) the benefits to NTIC of the transaction; and (iv) an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related party had any direct or indirect personal interest in, or received any personal benefit from, such transaction.

•	Taking into account the factors listed above, and such other factors and information as the Audit Committee may deem appropriate, the Audit Committee will determine whether or not to approve or ratify (as the case may be) each related party transaction so identified.

•	Transactions in the ordinary course of business, between NTIC and an unaffiliated corporation of which a non-employee director of NTIC serves as an officer, that meet the below criteria are deemed conclusively pre-approved:

o	at arm’s length;

o	at prices and on terms customarily available to unrelated third party vendors or customers generally;

o	in which the non-employee director had no direct or indirect personal interest, nor received any personal benefit; and

o	in amounts that are not material to NTIC’s business or the business of such unaffiliated corporation.

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Description of Related Party Transactions

Please see “Director Compensation” and “Executive Compensation” for information regarding a consulting agreement we have with one of our current directors and the other compensation arrangements with our directors and executive officers.

G. Patrick Lynch is the President and Chief Executive Officer of NTIC. Inter Alia Holding Company owns 12.9% of the total voting power of NTIC. According to a Schedule 13D/A filed with the SEC on October 22, 2019, Inter Alia Holding Company is an entity of which Mr. Lynch is a 47% stockholder. Mr. Lynch shares equal voting and dispositive power over such shares with three other members of his family. Inter Alia Holding Company’s address is 23205 Mercantile Road, Beachwood, Ohio 44122.

We have entered into agreements with all of our directors and executive officers under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors or executive officers. We will be obligated to pay these amounts only if the director or executive officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director or executive officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

NTIC has not identified any arrangements or agreements relating to compensation provided by a third party to NTIC’s directors or director nominees in connection with their candidacy or board service as required to be disclosed pursuant to Nasdaq Rule 5250(b)(3).

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR
2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials relating to the 2024 Annual Meeting of Stockholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on August 7, 2023, unless the date of the meeting is delayed by more than 30 calendar days. The proposals must satisfy the requirements of the proxy rules promulgated by the SEC and as the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any other stockholder proposals to be presented at the 2024 Annual Meeting of Stockholders (other than a matter brought pursuant to SEC Rule 14a-8) and any director nominations for the 2024 Annual Meeting of Stockholders must be given in writing to our Corporate Secretary and must be delivered to or mailed to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the 2023 Annual Meeting of Stockholders; provided, however, that in the event that the 2024 Annual Meeting of Stockholders is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. The proposal or director nomination must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Corporate Secretary. The Nominating and Corporate Governance Committee will evaluate director nominee candidates recommended by stockholders in the same manner as those recommended by others. Stockholders who intend to solicit proxies in support of director nominees other than NTIC’s nominees at the 2024 Annual Meeting of Stockholders must comply with the “universal proxy rules,” Rule 14a-19 promulgated under the Exchange Act, as required by and in addition to our Bylaws, including providing written notice on a timely basis and providing certain information required by Rule 14a-19(b) and our Bylaws to our Corporate Secretary.

We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. NTIC will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COPIES OF FISCAL 2022 ANNUAL REPORT

We have sent or made electronically available to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended August 31, 2022. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, Minnesota 55014, Attention: Stockholder Information.

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Your vote is important. Whether or not you plan to attend the Annual Meeting in person, vote your shares of NTIC common stock by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted.

By Order of the Board of Directors,

Richard J. Nigon

Chairman of the Board

December 5, 2022
Circle Pines, Minnesota

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APPENDIX A

CERTIFICATE OF AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

Northern Technologies International Corporation (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The present name of the corporation is Northern Technologies International Corporation and the date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware was October 12, 1977 under the name Northern Instruments Corporation.

SECOND: This Certificate of Amendment to Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

THIRD: The text of Article IX of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

ARTICLE IX.

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director or officer as a director or officer, respectively, except to the extent provided by applicable law (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, in the case of directors only, (iv) for any transaction from which such director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Restated Certificate of Incorporation to be executed this __ day of _________, 20__, in its name and on its behalf by its Chief Financial Officer and Corporate Secretary pursuant to Section 103 of the General Corporation Law of the State of Delaware.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D91573 - P81189 For Withhold For All All All Except ! ! ! For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below . NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION 4201 WOODLAND ROAD, P.O. BOX 69 CIRCLE PINES, MN 55014 1) Nancy E. Calderon 2) Sarah E. Kemp 3) Sunggyu Lee, Ph.D. 4) G. Patrick Lynch 5) Ramani Narayan, Ph.D. 6) Richard J. Nigon 7) Cristina Pinho 8) Konstantin von Falkenhausen 4. To approve an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers of NTIC as permitted by recent amendments to Delaware law. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement. 3. To ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023. NOTE: To transact such other business as may properly come before the meeting or any adjournment of the meeting. 1 . To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified . Nominees NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by authorized officer . ! ! ! ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time on January 19 , 2023 . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e - mail or the Internet . To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time on January 19 , 2023 . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE 

D91574 - P81189 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Annual Report and Proxy Statement Document is available at www.proxyvote.com. This proxy is solicited by the Board of Directors NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION Annual Meeting of Stockholders January 20, 2023 The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, hereby appoints Richard J . Nigon, G . Patrick Lynch and Matthew C . Wolsfeld, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Northern Technologies International Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Northern Technologies International Corporation, a Delaware corporation, to be held at Northern Technologies International Corporation Headquarters, 4201 Woodland Road, Circle Pines, Minnesota 55014 , beginning at 11 : 00 a . m . , local time, on Friday, January 20 , 2023 , for the purposes stated on the reverse side, and any adjournment or postponement thereof . WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER . IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF PROPOSALS 2 , 3 AND 4 IN THE DISCRETION OF THE PROXY HOLDER ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING . Continued and to be signed on reverse side